UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Ballantyne Strong, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

On October 20, 2021, Ballantyne Strong, Inc. (the “Company”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for its Annual Meeting of Stockholders, which is scheduled to be held on Monday, December 6, 2021, at 5:00 p.m. local time, at the Company’s principal executive offices located at 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209. This Amendment No. 1 to the Proxy Statement reflects several minor amendments, including noting that the Nominating and Corporate Governance Committee of the Company, met once during the year 2020, correcting Ray F. Boegner’s age as of the Record Date, and to note that Michael C. Mitchell, an independent director, was appointed to serve as a member of the Company’s Audit Committee on November 16, 2021. The Proxy Statement stated that the Nominating and Corporate Governance Committee had not met during 2020, listed Mr. Boegner’s age as of the Record Date as 72, and did not include Mr. Mitchell’s participation on the Audit Committee.

No other changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed. This Amendment No. 1 contains important additional information and should be read together with the Proxy Statement.

PROXY STATEMENT AND NOTICE

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

to be held at

4201 Congress Street, Suite 175

Charlotte, North Carolina 28209

on

December 6, 2021 at 5:00 p.m. (local time)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held December 6, 2021

The 2021 Annual Meeting of Stockholders of Ballantyne Strong, Inc. will be held at our principal executive offices located at 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209*, on December 6, 2021, at 5:00 p.m., local time (including any adjournments or postponements thereof, the “Annual Meeting”), for the following purposes:

1.	To elect the seven director nominees named in the Proxy Statement to our Board of Directors to serve until our 2022 Annual Meeting of Stockholders.

2.	To consider and act upon a non-binding advisory resolution to approve the compensation of our Named Executive Officers, as described in the Proxy Statement.

3.	To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

4.	To approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock that we may issue from 25 million shares to 50 million shares.

5.	To approve an amendment and restatement to our Certificate of Incorporation to change our corporate name from Ballantyne Strong, Inc. to FG Group Holdings Inc.

6.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only those stockholders of record at the close of business on October 13, 2021, shall be entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please vote your proxy card as soon as possible to assure a quorum. Please vote in one of these three ways:

(1)	Visit the website at www.proxyvote.com and have your proxy card in hand to vote through the Internet, or

(2)	Use the toll-free telephone number listed on the proxy card, or

(3)	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

If you vote on the website or by telephone, you do not need to return a proxy card by mail, unless you wish to change or revoke your vote.

Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person. Stockholders who have previously voted but attend the Annual Meeting may withdraw their proxy if they wish to do so, and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 6, 2021: The Company’s Proxy Statement, its 2020 Annual Report to Stockholders, and this Notice are available at www.ballantynestrong.com or www.proxyvote.com.

Dated this 19th day of October, 2021.

By Order of the Board of Directors,

D. Kyle Cerminara Chairman of the Board

* We intend to hold our Annual Meeting in person at the Company’s corporate office or another location nearby. However, we are actively monitoring the COVID-19 pandemic; we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, or if the venue changes, we will announce such changes or alternative arrangements for the Annual Meeting as promptly as practicable, which may include postponing or adjourning the Annual Meeting or holding the Annual Meeting solely by means of remote communication. We plan to announce any such updates via a press release and posting details on our website that will also be filed with the Securities and Exchange Commission as proxy material. Please monitor our Annual Meeting website at www.ballantynestrong.com, under the tab “Investor Relations,” for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

BALLANTYNE STRONG, INC.

2021 Annual Meeting Proxy Statement Summary

Below are highlights of important information you will find in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Date, Time and Location of Annual Meeting	December 6, 2021, at 5:00 p.m., Eastern Time Headquarters of Ballantyne Strong, Inc. 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209*

Management Proposals	1.	Election of seven director nominees (all incumbent directors) to serve until Ballantyne Strong’s 2022 Annual Meeting: D. Kyle Cerminara, William J. Gerber, Charles T. Lanktree, Michael C. Mitchell, Robert J. Roschman, Ndamukong Suh, and Larry G. Swets, Jr.
	2.	Approve, on a non-binding advisory basis, the compensation of Ballantyne Strong’s Named Executive Officers.
	3.	Ratify the appointment of Haskell & White LLP as Ballantyne Strong’s independent registered public accounting firm for the 2021 fiscal year.
	4.	Approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock that we may issue from 25 million shares to 50 million shares.
	5.	Approve an amendment and restatement to our Certificate of Incorporation to change our corporate name from Ballantyne Strong, Inc. to FG Group Holdings Inc.

Our Board of Directors recommends a vote “FOR” each of these proposals.

Director Nominees	You are being asked to vote on these seven director nominees. Directors are elected by a plurality of votes cast. Detailed information about each nominee’s background and areas of expertise can be found beginning on page 9 of the Proxy Statement.

				Committee Membership
Name	Age as of Annual Meeting	Director Since	Principal Occupation	AC	CC	NCGC
D. Kyle Cerminara	44	2015	Chief Executive Officer, Co-Founder and Partner
			Fundamental Global
William J. Gerber	63	2015	Former Chief Financial Officer
			TD Ameritrade Holding Corporation
Charles T. Lanktree	72	2015	Chief Executive Officer
			Eggland’s Best, LLC
Michael C. Mitchell	41	2021	Former Partner
			Locust Wood Capital
Robert J. Roschman	56	2015	Owner
			Triple R. Associates, Ltd.
Ndamukong Suh	34	2016	Professional Athlete
			Tampa Bay Buccaneers of the NFL
Larry G. Swets, Jr.	46	2021	Chief Executive Officer
			FG Financial Group, Inc.

AC	Audit Committee	Chair of the Committee

CC	Compensation Committee	Committee Member

NCGC	Nominating and Corporate Governance Committee

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Corporate Governance Highlights	Corporate governance matters (including director and executive officer bios) are discussed beginning on page 12 of the Proxy Statement. Some highlights include:

●	Director Independence: The Board is composed of a majority of independent directors. All members of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors are independent.

●	Board of Directors Leadership Structure and Role of the Board of Directors in Risk Oversight: The Proxy Statement discusses Mr. Cerminara’s role as Chairman of the Board of Directors and the oversight of risks by the Board of Directors and its standing committees.

●	Hedging and Pledging Policy: Summarizes the Company’s hedging and pledging policy.

●	Voting Standard for Election of Directors: Directors are elected by a plurality of votes cast.

●	Board of Directors Self-Evaluation and Review of Independence of Board of Directors: Annual.

Related Party Transactions	A summary of Ballantyne Strong’s related party transactions since January 1, 2019 can be found beginning on page 36 of the Proxy Statement.

Director Compensation	A summary of director compensation for the 2020 fiscal year can be found beginning on page 28 of the Proxy Statement.

Executive Compensation	An overview of the executive compensation program, including the compensation to executives for the 2020 and 2019 fiscal years, can be found beginning on page 18 of the Proxy Statement.

Proxy Solicitor

Alliance Advisors LLC. If you have any questions, require any assistance in voting your shares of the Company, need any additional copies of the Company’s proxy materials, or have any other questions, please call Alliance Advisors LLC at the following toll-free telephone number: 844-876-6187.

* As stated in the Notice of Annual Meeting of Stockholders, we intend to hold our Annual Meeting in person at the Company’s corporate office or another location nearby. However, we are actively monitoring the COVID-19 pandemic; we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, or if the venue changes, we will announce such changes or alternative arrangements for the Annual Meeting as promptly as practicable, which may include postponing or adjourning the Annual Meeting or holding the Annual Meeting solely by means of remote communication. We plan to announce any such updates via a press release and posting details on our website that will also be filed with the Securities and Exchange Commission as proxy material. Please monitor our Annual Meeting website at www.ballantynestrong.com, under the tab “Investor Relations,” for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

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PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 6, 2021

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Ballantyne Strong, Inc. (the “Company,” “Ballantyne Strong,” “we,” “our” or “us”). The Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on December 6, 2021, at 5:00 p.m., local time, at the Company’s principal executive offices located at 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209, which is subject to change for the public health reasons discussed below. The Company’s telephone number is (704) 994-8279.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to be held on December 6, 2021

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we employ the cost-effective and environmentally-conscious “notice and access” delivery method. This allows us to give our stockholders access to a full set of our proxy materials online. Beginning on or about October 26, 2021, we will send to most of our stockholders, by mail or e-mail, a notice, titled as the Notice of Electronic Availability of Proxy Materials, explaining how to access our proxy materials and vote. This notice is not a proxy card and cannot be used to vote your shares.

On or about the same day, we will begin mailing paper copies of our proxy materials to stockholders who have requested them. Those stockholders who do not receive the Notice of Electronic Availability of Proxy Materials, including stockholders who have previously requested to receive paper copies of our proxy materials, will receive a copy of this proxy statement, the proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), by mail. The Notice of Electronic Availability of Proxy Materials also contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card and Annual Report if you only received a notice by mail, or (ii) elect to receive your proxy statement, proxy card and Annual Report over the Internet next year if you received them by mail this year.

The Company may deliver multiple proxy statements to multiple stockholders who have requested physical delivery of the proxy materials and who are sharing an address unless it receives contrary instructions from one or more of the stockholders. If you are a stockholder residing at a shared address and would like to request an additional copy of the proxy materials now or with respect to future mailings (or to request to receive only one copy of the proxy materials if you are currently receiving multiple copies), please send your request to the Company, Attn: Corporate Secretary at 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209 or call us at (704) 994-8279.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters described in the accompanying notice of meeting.

Who is entitled to vote at the Annual Meeting?

The Company has one class of voting shares outstanding. Only stockholders of record of our common stock at the close of business on October 13, 2021 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the Record Date at the Annual Meeting. As of the close of business on October 13, 2021, the Company had 18,475,018 shares of common stock outstanding, all of which are entitled to vote at the Annual Meeting. A list of stockholders as of the Record Date will be available for inspection during ordinary business hours at our principal executive offices located at 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209 for ten (10) days before the Annual Meeting. Each share of common stock will have one (1) vote on each matter to be voted on at the Annual Meeting. The shares of common stock held in treasury are not considered outstanding and will not be voted.

Who may attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. If you attend the Annual Meeting in person, you will be asked to present photo identification (such as a state-issued driver’s license) and proof that you own shares of Ballantyne Strong common stock before entering the meeting. If you are a holder of record, the top half of your proxy card or your Notice of Electronic Availability of Proxy Materials is your admission ticket. If you hold shares in “street name” (that is, through a bank, broker or other nominee), a recent brokerage statement or a letter from your broker, bank or other nominee showing your holdings of Ballantyne Strong common stock is proof of ownership.

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As part of our efforts to maintain a safe and healthy environment at our Annual Meeting, we are closely monitoring statements issued by the federal, state and local authorities regarding the COVID-19 pandemic. For that reason, we reserve the right to reconsider the date, time, location, and/or means of convening the Annual Meeting, including solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website, and filed with the SEC as additional proxy material. We also encourage attendees to review guidance from public health authorities on this issue.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., then you are a “stockholder of record.” The Notice of Electronic Availability of Proxy Materials or hard copies of our proxy materials have been provided directly to you by the Company. You may vote by ballot at the Annual Meeting or vote by proxy by completing, signing, dating and returning the enclosed proxy card (if you received hard copies of our proxy materials) or following the instructions on the proxy card for voting by Internet or telephone. If your shares are held for you in “street name,” then you are not a stockholder of record. Rather, the broker, bank or other nominee that holds your shares is the stockholder of record and you are the “beneficial owner” of the shares. The Notice of Electronic Availability of Proxy Materials or hard copies of our proxy materials, as well as a voting instruction card, have been forwarded to you by the broker, bank or other nominee. If you complete and properly sign the voting instruction card and return it in the appropriate envelope, or follow the instructions on the voting instruction card for voting by Internet or telephone, the broker, bank or other nominee will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote shares that you hold in street name in person at the Annual Meeting, then you must obtain a legal proxy, executed in your favor, from the holder of record (the broker, bank or other nominee).

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting action to be taken and the conduct of business at the Annual Meeting. As of the Record Date, 18,475,018 shares of common stock were outstanding. Broker non-votes, abstentions and proxies marked “withhold” for the election of directors will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any postponement or adjournment thereof unless a new record date is or must be set for such postponement or adjournment).

May I vote by proxy card or by the Internet or telephone?

You may vote by proxy card or by the Internet or telephone. Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person. Please refer to the voting instructions on the Notice of Electronic Availability of Proxy Materials and the proxy card. You may also vote by ballot at the Annual Meeting if you attend in person.

May I change my vote?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting, whether submitted by mail or by the Internet or telephone, by (i) delivering a signed written notice stating that you revoke your proxy to the attention of the Secretary of the Company at 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209 that bears a later date than the date of the proxy you want to revoke and is received prior to the Annual Meeting, (ii) submitting a valid, later-dated proxy by the Internet or telephone before 11:59 p.m., Eastern Time, on December 3, 2021, or by mail that is received prior to the Annual Meeting, or (iii) attending the Annual Meeting (or, if the Annual Meeting is postponed or adjourned, attending the postponed or adjourned meeting) and voting in person, which automatically will cancel any proxy previously given, or revoking your proxy in person, but your attendance alone at the Annual Meeting will not revoke your proxy previously given. If you hold your shares in “street name” through a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote or obtain a written legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

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How many votes are required to approve each Proposal?

Proposal One—Election of seven directors named in this proxy statement to the Ballantyne Strong Board of Directors, each to hold office until our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) and until a successor is duly elected and qualified or until the director’s earlier retirement, resignation or removal.

Under our Bylaws, the seven candidates receiving the highest number of “FOR” votes cast by holders of shares represented in person or by proxy at the Annual Meeting will be elected. This number is called a plurality. Properly submitted proxies marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Similarly, any broker non-votes will be counted for purposes of determining if there is a quorum, but will not be considered to have been voted for the director nominee.

Proposal Two—Advisory Vote on Executive Compensation.

The number of votes cast “FOR” advisory approval of the compensation of our Named Executive Officers (as defined below), either in person or by proxy, at the Annual Meeting must exceed the number of votes cast “AGAINST” advisory approval.

Proposal Three—Ratification of Independent Registered Public Accounting Firm.

The number of votes cast “FOR” the ratification of the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, either in person or by proxy, at the Annual Meeting must exceed the number of votes cast “AGAINST” the ratification.

Proposal Four—Amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock.

To be approved by our stockholders, at least a majority of the shares of common stock outstanding and entitled to vote on the proposal as of close of business on the Record Date must vote “FOR” the proposal to amend our Certificate of Incorporation to increase the authorized number of shares of common stock that we may issue from 25 million shares to 50 million shares. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote “AGAINST” this proposal. There will be no broker non-votes with respect to this proposal.

Proposal Five—Amendment and Restatement to our Certificate of Incorporation to change our corporate name from Ballantyne Strong, Inc. to FG Group Holdings Inc.

To be approved by our stockholders, at least a majority of the shares of common stock outstanding and entitled to vote on the proposal as of close of business on the Record Date must vote “FOR” the proposal to amend and restate our Certificate of Incorporation to change our corporate name from Ballantyne Strong, Inc. to FG Group Holdings Inc. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote “AGAINST” this proposal. There will be no broker non-votes with respect to this proposal.

Other Proposals. No other matters are anticipated to be brought before the Annual Meeting.

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How does the Board of Directors recommend I vote?

Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors unanimously recommends a vote “FOR”:

1.	Election of each of the seven director nominees named in this proxy statement to the Board of Directors until our 2022 Annual Meeting.

2.	Approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers, as described in this proxy statement.

3.	Ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

4.	Approval of an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock that we may issue from 25 million shares to 50 million shares.

5.	Approval of an amendment and restatement to our Certificate of Incorporation to change our corporate name from Ballantyne Strong, Inc. to FG Group Holdings Inc.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What happens if I submit a proxy card and do not give specific voting instructions?

If you are a stockholder of record and sign and return the proxy card without indicating your voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. As of the filing date of this proxy statement, we did not know of any other matter to be raised at the Annual Meeting.

If you are a beneficial owner and do not provide voting instructions to your bank, broker or other nominee, then, under applicable rules, the broker, bank or other nominee that holds your shares in “street name” may generally vote on “routine” matters but cannot vote on “non-routine” maters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee will inform the inspector of election for the Annual Meeting that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which voting matters are considered routine or non-routine, and what is the impact of a broker non-vote?

Proposal 1 regarding the election of directors and Proposal 2 regarding advisory approval of the compensation of our Named Executive Officers are considered non-routine matters under applicable rules. Therefore, a broker, bank or other nominee cannot vote on such proposals without voting instructions from the beneficial owners. If you do not provide voting instructions to your broker, bank or other nominee on these proposals, a “broker non-vote” will occur. Although shares constituting broker non-votes will be counted as present for the purpose of determining a quorum at the Annual Meeting, broker non-votes will not be considered as votes cast for or withheld from a director nominee or for or against Proposal 2. Accordingly, broker non-votes will have no impact on the election of directors or Proposal 2.

Proposal 3 concerning the ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for the year ending December 31, 2021, Proposal 4 regarding approval of an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock, and Proposal 5 regarding approval of an amendment and restatement of our Certificate of Incorporation to change our corporate name from Ballantyne Strong, Inc. to FG Group Holdings Inc. are considered routine matters under applicable rules. Therefore, a broker, bank or other nominee may generally vote on this matter. No broker non-votes are expected in connection with Proposal 3, Proposal 4, or Proposal 5.

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How will abstentions be counted?

Although shares constituting abstentions will be counted as present for the purpose of determining a quorum at the Annual Meeting, withheld votes will not be considered as votes cast for Proposal 1, and abstentions will not be considered as votes cast for Proposals 2 or 3. Accordingly, because the election of directors requires only a plurality vote, withheld votes will have no impact upon the election of directors, and abstentions will also have no impact on the outcome of Proposal 2 (advisory approval of say-on-pay) or Proposal 3 (ratification of the independent registered public accounting firm). Because Proposal 4 and Proposal 5 require the approval of at least a majority of the shares of common stock entitled to vote on the proposals as of close of business on the Record Date, abstentions will have the same effect as votes “AGAINST” Proposal 4 and Proposal 5.

Who pays the expenses incurred in connection with the solicitation of proxies?

We have retained Alliance Advisors LLC to assist in the solicitation of proxies for the Annual Meeting and will pay Alliance Advisors LLC a fee of approximately $15,000, including reimbursement of reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation. It is anticipated that Alliance Advisors LLC will employ approximately 25 persons to solicit stockholders of the Company for the Annual Meeting. We have also agreed to indemnify Alliance Advisors LLC against certain losses, costs and expenses. In addition, proxies may be solicited on our behalf by our directors, officers or employees in person or by mail, telephone, facsimile or electronic communications, but no additional compensation will be paid to them. We have also requested brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners and have agreed to reimburse those institutions for their out-of-pocket expenses.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

How may I get additional copies of the Annual Report?

Our Annual Report (as amended by Form 10-K/A), including financial statements, is available through our website at www.ballantynestrong.com. The information provided on the Company’s website is referenced in this proxy statement for information purposes only, and shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings the Company makes with the SEC. For a printed copy, please contact our Corporate Secretary by mail at: Attn: Corporate Secretary, Ballantyne Strong, Inc., 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209.

Will the Annual Meeting be held in person?

As noted above in the Notice, we intend to hold our Annual Meeting in person. However, we are actively monitoring the COVID-19 pandemic; we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include postponing or adjourning the Annual Meeting or holding the Annual Meeting solely by means of remote communication. We plan to announce any such updates via a press release and posting details on our website that will also be filed with the Securities and Exchange Commission as proxy material. Please monitor our Annual Meeting website at www.ballantynestrong.com, under the tab “Investor Relations,” for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Largest Owners of Ballantyne Strong Shares

The following table shows each person or entity that Ballantyne Strong knows to be the beneficial owner of more than five percent of Ballantyne Strong’s outstanding common stock as of the close of business on the Record Date of October 13, 2021.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Fundamental Global GP, LLC 108 Gateway Boulevard, Suite 204 Mooresville, NC 28117	5,836,402	(3)	31.6%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	972,439	(4)	5.3%

(1)	This information is based on a Schedule 13G, as amended, and a Form 4 filed with the SEC. Fundamental Global Investors, LLC (“Fundamental Global Investors”) filed a Form 4 on May 28, 2021, and Dimensional Fund Advisors LP (“Dimensional”) filed an amended Schedule 13G on February 12, 2021. On August 1, 2021, the investment management agreements for Fundamental Global Partners Master Fund, LP (“FGPM”), Fundamental Activist Fund I, LP (“FAFI”) and Fundamental Global Holdings, LP (“FGHP”) were assigned to Fundamental Global GP, LLC (“Fundamental Global”). The investment management agreements for FGI Global Asset Allocation Master Fund, LP (“FGGM”) and Fundamental Global Capital Appreciation Fund, LP (“FGCA”) were assigned to CW Institutional, LLC and EverStar Asset Management, LLC, respectively, and Fundamental Global has no management authority over the 270,123 and 59,211 shares of the Company’s Common Stock that were previously reported by FGGM and FGCA, respectively.

(2)	Based upon 18,475,018 shares outstanding on the Record Date.

(3)	Fundamental Global has shared voting and dispositive power over 4,835,453 shares, representing approximately 26.2% of the Company’s outstanding shares of common stock. Mr. Cerminara, Chairman of our Board of Directors and our former Chief Executive Officer, serves as Chief Executive Officer, Co-Founder and Partner of Fundamental Global. Mr. Cerminara beneficially owns an additional 364,658 shares (including 42,000 shares purchasable pursuant to stock options held by Mr. Cerminara exercisable within 60 days of the Record Date). Joseph H. Moglia serves as Chairman, Co-Founder and Partner of Fundamental Global and beneficially owns an additional 636,291 shares, thus increasing the total number of shares beneficially owned by Fundamental Global to 5,836,402 shares, or approximately 31.6% of the Company’s outstanding shares of common stock. Fundamental Global, on behalf of the funds managed by it, entered into a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purchase of up to 1.0 million shares of the Company’s common stock (the “10b5-1 Plan”). The 10b5-1 Plan became effective on April 2, 2020, and included a termination date of April 2, 2021, or such earlier date as set forth in the 10b5-1 Plan. The 10b5-1 Plan terminated prior to the end of 2020 as a result of Transactions under the 10b5-1 Plan, which were reported to the SEC in accordance with applicable securities laws, rules and regulations.

(4)	Dimensional reported that it has sole voting power over 946,750 shares and sole dispositive power over 972,439 shares, or approximately 5.3% of the Company’s outstanding shares of common stock. Dimensional reported that the funds, group trusts and separate accounts it provides investment management or adviser services to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities held in their respective accounts which are reported as beneficially owned by Dimensional.

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Share Ownership of Directors, Director Nominees and Executive Officers

The following chart sets forth, as of the close of business on the Record Date of October 13, 2021, certain information concerning beneficial ownership of common stock by each director and director nominee of the Company, each of the Named Executive Officers, and all current directors and executive officers as a group. The address for each director, director nominee and executive officer listed is: c/o Ballantyne Strong, Inc., 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209.

Name	Number of Shares Beneficially Owned(1)		Percent of Common Stock(2)
Mark D. Roberson, Chief Executive Officer	137,279	(3)	*
Todd R. Major, Chief Financial Officer	25,711	(4)	*
Ray F. Boegner, President of Strong Entertainment	310,866	(5)	1.7%
D. Kyle Cerminara, Chairman	5,200,111	(6)	28.1%
William J. Gerber, Director	67,248	(7)	*	%
Charles T. Lanktree, Director	72,261	(8)	*	%
Michael C. Mitchell, Director	111	(9)	*
Robert J. Roschman, Director	76,661	(10)	*	%
Ndamukong Suh, Director	63,247	(11)	*	%
Larry G. Swets, Jr., Director	50,000	(12)	*
All current directors and executive officers as a group (10 persons)	6,003,495	(13)	32.1%

*	Less than 1% of common stock outstanding.

(1)	Each director, director nominee and Named Executive Officer listed in the table owns all outstanding shares directly and has sole voting and investment power over such shares unless otherwise specified below.

(2)	Based upon 18,475,018 shares of common stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such persons have voting or investment power with respect to the securities. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired within 60 days of the Record Date, upon the exercise of stock options and vesting of restricted stock units (sometimes referred to as “RSUs”). Accordingly, the number of shares and percentage set forth next to the name of such person, and all current directors and executive officers as a group, includes shares of directly owned common stock (including shares of restricted common stock, if any), shares of common stock purchasable pursuant to stock options exercisable within 60 days of the Record Date and shares of common stock potentially issuable upon the vesting of restricted stock units within 60 days of the Record Date. However, the shares of common stock so issuable upon the exercise of stock options or vesting of restricted stock units held by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

(3)	Includes 80,612 shares of common stock directly owned by Mr. Roberson, 40,000 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date, and 16,667 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date. Does not include (i) 21,667 shares potentially issuable upon the vesting of RSUs granted on June 6, 2019, (ii) 26,667 shares potentially issuable upon the vesting of RSUs granted on October 9, 2020, (iii) 16,000 shares potentially issuable upon the exercise of stock options granted on December 4, 2018, (iv) 18,000 shares potentially issuable upon the exercise of stock options granted on June 6, 2019, and (v) 16,000 shares potentially issuable upon the exercise of stock options granted on October 9, 2020.

(4)	Includes 23,711 shares of common stock directly owned by Mr. Major and 2,000 purchasable pursuant to stock options exercisable within 60 days of the Record Date. Does not include (i) 10,000 shares potentially issuable upon the vesting of RSUs granted on May 31, 2019, (ii) 13,334 shares potentially issuable upon the vesting of RSUs granted on October 9, 2020, and (iii) 8,000 shares potentially issuable upon the exercise of stock options granted on October 9, 2020.

(5)	Includes 200,866 shares of common stock directly owned by Mr. Boegner and 110,000 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date. Does not include (i) 13,334 shares potentially issuable upon the vesting of RSUs granted on June 6, 2019, (ii) 20,000 shares potentially issuable upon the vesting of RSUs granted on October 9, 2020, (iii) 8,000 shares potentially issuable upon the exercise of stock options granted on February 28, 2017, (iv) 20,000 shares potentially issuable upon the exercise of stock options granted on January 26, 2018, (v) 12,000 shares potentially issuable upon the exercise of stock options granted on June 6, 2019, and (vi) 12,000 shares potentially issuable upon the exercise of stock options granted on October 9, 2020.

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(6)	Includes 299,678 shares of common stock directly owned by Mr. Cerminara, 7,540 shares held in Mr. Cerminara’s 401(k) plan, 15,440 shares held by Mr. Cerminara’s wife and children and 42,000 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date. Also includes 4,835,453 shares of common stock beneficially owned by Fundamental Global, which, with its affiliates, is the largest stockholder of the Company. Mr. Cerminara, as Chief Executive Officer, Co-Founder and Partner of Fundamental Global, is deemed to have shared voting and dispositive power over the shares beneficially owned by Fundamental Global. Mr. Cerminara disclaims beneficial ownership of the shares beneficially owned by Fundamental Global. Does not include (i) 25,000 shares potentially issuable pursuant to RSUs granted on June 6, 2019, (ii) 19,108 shares potentially issuable pursuant to RSUs granted on July 1, 2020, (iii) 10,504 shares potentially issuable pursuant to RSUs granted on July 1, 2021, (iv) 20,000 shares potentially issuable upon the exercise of stock options granted on January 26, 2018, and (v) 18,000 shares potentially issuable upon the exercise of stock options granted on June 6, 2019.

(7)	Includes shares of common stock directly owned by Mr. Gerber. Does not include (i) 4,855 shares potentially issuable upon the vesting of RSUs granted on July 1, 2019, (ii) 19,108 shares potentially issuable upon the vesting of RSUs granted on July 1, 2020, and (iii) 8,403 shares potentially issuable upon the vesting of RSUs granted on July 1, 2021.

(8)	Includes 64,761 shares of common stock directly owned by Mr. Lanktree and 7,500 shares directly owned by the Donna B. Lanktree Family Trust, the trustee of which is Donna B. Lanktree, the spouse of Mr. Lanktree. Does not include (i) 4,855 shares potentially issuable upon the vesting of RSUs granted on July 1, 2019, (ii) 19,108 shares potentially issuable upon the vesting of RSUs granted on July 1, 2020, and (iii) 8,403 shares potentially issuable upon the vesting of RSUs granted on July 1, 2021.

(9)	Includes shares of common stock directly owned by Mr. Mitchell.

(10)	Includes shares of common stock directly owned by Mr. Roschman. Does not include (i) 4,855 shares potentially issuable upon the vesting of RSUs granted on July 1, 2019, and (ii) 19,108 shares potentially issuable upon the vesting of RSUs granted on July 1, 2020, and (iii) 8,403 shares potentially issuable upon the vesting of RSUs granted on July 1, 2021.

(11)	Includes shares of common stock directly owned by Mr. Suh. Does not include (i) 4,855 shares potentially issuable upon the vesting of RSUs granted on July 1, 2019, and (ii) 19,108 shares potentially issuable upon the vesting of RSUs granted on July 1, 2020, and (iii) 8,403 shares potentially issuable upon the vesting of RSUs granted on July 1, 2021.

(12)	Includes shares of common stock directly owned by Mr. Swets.

(13)	Includes 926,895 shares directly owned by all current directors and executive officers as a group, 7,540 shares held in Mr. Cerminara’s 401(k) plan, 15,440 shares held by Mr. Cerminara’s wife and children, 7,500 shares held by the Donna B. Lanktree Family Trust, 194,000 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date, 16,667 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date, and 4,835,453 shares held by Fundamental Global.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Ballantyne Strong’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Bylaws, as amended (the “Bylaws”), provide for the annual election of all directors. The Certificate of Incorporation and Bylaws allow the Board of Directors to set the number of directors from time to time and to appoint directors between Annual Meetings. The Board of Directors has set the number of directors at seven.

During 2020, the Board of Directors was comprised of seven directors, namely D. Kyle Cerminara, Lewis M. Johnson, William J. Gerber, Colonel Jack H. Jacobs, Charles T. Lanktree, Robert J. Roschman, and Ndamukong Suh, all of whom were elected at the 2020 Annual Meeting of Stockholders held on November 30, 2020 (with the exception of Colonel Jacobs who resigned from the Board of Directors on October 5, 2020). Mr. Johnson resigned from the Board of Directors on March 9, 2021. Michael C. Mitchell and Larry G. Swets, Jr. were appointed to the Board of Directors on October 4, 2021.

Set forth below is a list of the seven current directors of the Company, each of whom is nominated for re-election at the Annual Meeting, and certain information regarding them, including their age as of the Annual Meeting. The information below also sets forth the year in which each director became a director of the Company. Each director nominee, if elected, will be entitled to serve until the 2022 Annual Meeting and until a successor is duly elected and qualified or until his earlier retirement, resignation or removal.

D. Kyle Cerminara, age 44, has served as a director of Ballantyne Strong since February 2015 and the Chairman of the Company’s Board of Directors since May 2015. Mr. Cerminara previously served as the Company’s Chief Executive Officer from November 2015 to April 2020. Mr. Cerminara has over 20 years’ experience as an institutional investor, asset manager, director, chief executive, founder and operator of multiple financial services and technology businesses. Mr. Cerminara co-founded Fundamental Global in 2012, which is the largest stockholder of the Company, and serves as its Chief Executive Officer. Mr. Cerminara is a member of the board of directors of a number of companies focused in the reinsurance, investment management, technology and communication sectors. These include FG Financial Group, Inc. (Nasdaq: FGF) (formerly known as 1347 Property Insurance Holdings, Inc.), which operates as a diversified reinsurance and investment management company, since December 2016; Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by Fundamental Global, which has entered into a definitive business combination agreement with Hagerty, a leading specialty insurance provider focused on the global automotive enthusiast market, since April 2021; BK Technologies Corporation (NYSE American: BKTI), a provider of two-way radio communications equipment, since July 2015; and Firefly Systems Inc., a venture- backed digital advertising company, since August 2020. He has also served as President of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors since February 2021. From July 2020 to July 2021, Mr. Cerminara served as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Mr. Cerminara was also appointed Chairman of FG Financial Group, Inc. in May 2018. He served on the Board of Directors of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to October 2021 and was also appointed Chairman from June 2018 to June 2021. Mr. Cerminara was also the Chairman of BK Technologies Corporation from March 2017 until April 2020. He also served on the Board of Directors of Limbach Holdings, Inc. (Nasdaq: LMB), a company which provides building infrastructure services, from March 2019 to March 2020; Iteris, Inc. (Nasdaq: ITI), a publicly-traded, applied informatics company, from August 2016 to November 2017; Magnetek, Inc., a publicly-traded manufacturer, in 2015; and blueharbor bank, a community bank, from October 2013 to January 2020. He served as a Trustee and President of StrongVest ETF Trust, which was an open-end management investment company, from July 2016 to March 2021. Previously, Mr. Cerminara served as the Co-Chief Investment Officer of CWA Asset Management Group, LLC, a position he held from January 2013 to December 2020. Prior to these roles, Mr. Cerminara was a portfolio manager at Sigma Capital Management, an independent financial adviser, from 2011 to 2012, a director and sector head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a portfolio manager and director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a vice president, associate portfolio manager and analyst at T. Rowe Price (Nasdaq: TROW) from 2001 to 2007, where he was named amongst Institutional Investor’s Best of the Buy Side Analysts in November 2006, and an analyst at Legg Mason from 2000 to 2001. Mr. Cerminara received an MBA degree from the Darden Graduate School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation. Mr. Cerminara brings to the Board of Directors the perspective of the Company’s largest stockholder. He also has extensive experience in the financial industry, including investing, capital allocation, finance and financial analysis of public companies, and operational experience as our former Chief Executive Officer, which qualify him to serve on our Board of Directors.

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William J. Gerber, age 63, has served as a director of Ballantyne Strong since May 2015. Mr. Gerber served as Chief Financial Officer of TD Ameritrade Holding Corporation (Nasdaq: AMTD) (“TD Ameritrade”), a provider of securities brokerage services and related technology-based financial services to retail investors, traders and independent registered investment advisors, from October 2006 to October 2015. In May 2007, he was named Executive Vice President of TD Ameritrade. In his role as Chief Financial Officer, he oversaw investor relations, business development, certain treasury functions and finance operations, including accounting, business planning and forecasting, external and internal reporting, tax and competitive intelligence. From May 1999 until October 2006, he served as the Managing Director of Finance at TD Ameritrade, during which time he played a significant role in evaluating merger and acquisition opportunities. Prior to joining TD Ameritrade, he served as Vice President of Acceptance Insurance Companies, Inc. (“Acceptance”), where he was responsible for all aspects of mergers and acquisitions, investment banking activity, banking relationships, investor communications and portfolio management. Prior to joining Acceptance, Mr. Gerber spent eight years with Coopers & Lybrand, now known as PricewaterhouseCoopers, serving as an audit manager primarily focusing on public company clients. Mr. Gerber was named to Institutional Investor Magazine’s All-America Executive Team as one of the top three CFOs in the Brokerage, Asset Managers and Exchanges category (2012 and 2013). He was also named a member of the CNBC CFO Council (2013 and 2014). Since January 2017, he has served on the Board of Directors of Northwestern Mutual Series Fund, Inc., a mutual fund company. He has also served on the Board of Directors of the U.S. holding company for the Royal Bank of Canada since July 2016 and Streck, Inc., a privately held company, since March 2015. He previously served on the Boys Town National Board of Trustees and the Board of Directors for CTMG Inc., a privately held pharmaceutical testing company. Mr. Gerber holds a B.B.A. in Accounting from the University of Michigan. Mr. Gerber is also a Certified Public Accountant in the State of Michigan. Mr. Gerber served as Executive Vice President and Chief Financial Officer of TD Ameritrade, an online brokerage business, for more than eight years and has extensive financial experience, bringing valuable skills to our Board of Directors.

Charles T. Lanktree, age 72, has served as a director of Ballantyne Strong since May 2015. Mr. Lanktree has served as Chief Executive Officer of Eggland’s Best, LLC, a joint venture between Eggland’s Best, Inc. and Land O’Lakes, Inc. distributing nationally branded eggs, since 2012 and also served as its President from 2012 to 2018. Since 1997, Mr. Lanktree has served as President and Chief Executive Officer of Eggland’s Best, Inc., a franchise-driven consumer egg business, where he previously served as the President and Chief Operating Officer from 1995 to 1996 and Executive Vice President and Chief Operating Officer from 1990 to 1994. Mr. Lanktree currently serves on the Board of Directors of Eggland’s Best, Inc. and several of its affiliates. He has also served on the board of directors of BK Technologies Corporation (NYSE American: BKTI), a holding company with a wholly-owned operating subsidiary that manufactures high-specification communications equipment, since March 2017. From 2010 to 2013, he served on the Board of Directors of Eurofresh Foods, Inc., a privately held company, and, from 2004 to 2013, he was on the Board of Directors of Nature’s Harmony Foods, Inc. Prior to joining Eggland’s Best, Inc., Mr. Lanktree served as the President and Chief Executive Officer of American Mobile Communications, Inc. from 1987 to 1990 and as the President and Chief Operating Officer of Precision Target Marketing, Inc. from 1985 to 1987. From 1976 to 1985, he held various executive-level marketing positions with The Grand Union Company and Beech-Nut Foods Corporation. Mr. Lanktree received an MBA from the University of Notre Dame and a B.S. in Food Marketing from St. Joseph’s College. He also served in the U.S. Army and U.S. Army Reserves from 1971 to 1977. Mr. Lanktree’s 25 years of experience in consumer marketing and retail operations and his extensive experience as a Chief Executive Officer, coupled with his knowledge and insight of the retail industry, including distribution and franchising operations, qualifies him to serve on our Board of Directors.

Michael C. Mitchell, age 41, has served as a director of Ballantyne Strong since October 2021. Mr. Mitchell most recently served as a Partner at Locust Wood Capital, which he retired from in 2019 after nine years with the firm in analytical positions in the consumer, industrial, real estate and media industries. From 2006 to 2011, Mr. Mitchell was a senior analyst at Breeden Capital LP, working with former SEC Chairman Richard C. Breeden, where Mr. Mitchell was primarily focused on consumer business and was actively involved in board engagements at Applebee’s, a then-Nasdaq-listed restaurant operating company and franchisor and Zale Corporation, a then-NYSE-listed leading specialty retailer of fine jewelry as an advisor to the board. From 2005 to 2006, Mr. Mitchell worked as an analyst for Kellogg Capital Group, LLC, the private investment firm founded by Peter Kellogg, From 2004 to 2005, Mr. Mitchell served as an equity research analyst at Jefferies and Company, Inc. covering post-reorganization equities. Mr. Mitchell is currently the Chief Operating Officer of Children’s Eye Care of Northern Colorado, P.C., a Pediatric Ophthalmology practice based in Fort Collins, CO, which he cofounded and operates with his wife Dr. Carolyn G. Mitchell. Additionally, Mr. Mitchell serves on the advisory board of the Michael F. Price College of Business at the University of Oklahoma. Mr. Mitchell received an MBA from the Michael F. Price College of Business at the University of Oklahoma and a B.S. in Marketing from the Spears College of Business at Oklahoma State University. We believe Mr. Mitchell is qualified to serve on our Board of Directors as he offers the Board valuable insights obtained through his extensive experience in the financial industry, including investing, capital allocation, finance and financial analysis of public companies.

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Robert J. Roschman, age 56, has served as a director of Ballantyne Strong since May 2015. Mr. Roschman has been an owner of Triple R. Associates, Ltd., a real estate firm with over 100 properties leased to fast food, distribution and retail tenants, since 1992. Mr. Roschman also holds ownership interests in several development properties throughout Florida. Mr. Roschman previously served on the Board of Directors of Giant Holdings, Inc., a privately held federally chartered bank with an Internet division, which he founded in 1998 and which merged into Home BancShares, Inc. (Nasdaq: HOMB) in February 2017. From 1987 to 2000, Mr. Roschman was a Co-Founder and Vice President of Snapps Restaurants, Inc., a 76-store fast food restaurant which merged into Rally’s Hamburgers, Inc. From 1983 until 1997, he served as a shareholder of Charter Bank in Delray Beach, Florida, which merged into Southtrust Bank in 1997. Mr. Roschman received a B.S. from Florida State University. Mr. Roschman brings over 30 years of experience as an investor in multiple lines of business, including real estate, franchising, distribution, banking and retail. Mr. Roschman’s extensive experience as an investor and in managing and overseeing multiple businesses is valuable for evaluating strategic opportunities and qualifies him to serve on our Board of Directors.

Ndamukong Suh, age 34, has served as a director of Ballantyne Strong since January 2016. Mr. Suh is an independent private investor and holds ownership interests in several real estate development projects across Michigan, Nebraska, Oregon and Colorado. Mr. Suh is the Founder and a director of the Suh Family Foundation. He is also a professional athlete and has been a member of the Tampa Bay Buccaneers of the National Football League (“NFL”) since 2019, becoming a Super Bowl champion in February 2021. He previously was with the NFL’s Los Angeles Rams from 2018 to 2019, Miami Dolphins from 2015 to 2017 and Detroit Lions from 2010 to 2014. He currently serves on the Board of Advisors of Ember Technologies, a privately held manufacturer and designer of patented temperature adjustable dishware and drinkware. Mr. Suh holds a Bachelor’s degree in Engineering focused on Construction Management from the University of Nebraska. Our Board of Directors believes that Mr. Suh’s well cultivated business and personal network adds unique value to the Company, which, coupled with his extensive experience as an investor, allows him to evaluate strategic opportunities and qualifies him to serve on our Board of Directors.

Larry G. Swets, Jr., age 46, has served as a director of Ballantyne Strong since October 2021. Mr. Swets has served as the Chief Executive Officer of FG Financial Group, Inc. (Nasdaq: FGF) (“FG Financial”), a diversified reinsurance, investment management and real estate holding company, since November 2020, after having served as Interim CEO from June 2020 to November 2020. Mr. Swets founded Itasca Financial LLC (“Itasca Financial”), an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets is a member of the board of directors of FG Financial since November 2013; GreenFirst Forest Products Inc. (TSXV: GFP) (“GreenFirst”), a public company focused on investments in the forest products industry, since June 2016; Harbor Custom Development, Inc. (Nasdaq: HCDI) since February 2020; Insurance Income Strategies Ltd. since October 2017; Alexian Brothers Foundation since March 2018; and Unbounded Media Corporation since June 2019. Previously, Mr. Swets served as a Director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. Mr. Swets served as Chief Executive Officer of GreenFirst from June 2016 to June 2021. Mr. Swets served as the Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from July 2010 to September 2018, including as its President from July 2010 to March 2017. He served as Chief Executive Officer and a director of 1347 Capital Corp., a special purpose acquisition company, from April 2014 to July 2016 when the company completed its initial business combination to form Limbach Holdings, Inc. (Nasdaq: LMB) (“Limbach”). Mr. Swets also previously served as a member of the board of directors of Limbach from July 2016 to August 2021; Kingsway from September 2013 to December 2018; Atlas Financial Holdings, Inc. (Nasdaq: AFH) from December 2010 to January 2018; FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008; United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012. Prior to founding Itasca Financial, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation. Mr. Swets’ 25 years of experience within financial services and extensive financial experience qualifies him to serve on our Board of Directors.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the director nominees listed above.

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CORPORATE GOVERNANCE

The Board of Directors operates pursuant to the provisions of the Certificate of Incorporation and Bylaws and has also adopted several corporate governance policies to address significant corporate governance issues. Our Code of Ethics, Audit Committee Charter, Nominating and Corporate Governance Committee Charter, and Compensation Committee Charter are available on our website at www.ballantynestrong.com under the tab “Investor Relations” and then the “Corporate Governance” tab.

Board Leadership Structure and Role of the Board in Risk Oversight

D. Kyle Cerminara is the Chairman of the Company’s Board of Directors and former Chief Executive Officer. Mr. Cerminara is the Chief Executive Officer and co-founder of Fundamental Global, the Company’s largest stockholder, which, together with its affiliates, held approximately 29.5% of the voting and economic interest in the Company as of the Record Date. As such, Mr. Cerminara may be deemed to be the Company’s controlling stockholder.

Prior to April 13, 2020, Mr. Cerminara served as both Chairman and Chief Executive Officer of the Company, which the Board of Directors believed was the best leadership structure for us and our stockholders at the time. On April 13, 2020, Mr. Cerminara resigned from his position as our Chief Executive Officer, while continuing to serve as Chairman of the Board of Directors. The Board believed separating the roles of Chairman of the Board and Chief Executive Officer at this time was in our and our stockholders’ best interests, as it allowed Mark Roberson, our new Chief Executive Officer, to focus his time and energy on the day-to-day management of the business, while our Chairman of the Board could focus on providing advice and oversight of management. In connection with Mr. Cerminara’s resignation as Chief Executive Officer, the Board also established a Co-Chairman of the Board position, held by Lewis Johnson, which was subsequently eliminated when Mr. Johnson resigned from the Board of Directors on March 9, 2021.

We believe it is beneficial to separate the roles of Chairman of the Board and Chief Executive Officer to facilitate their differing roles in the leadership of our company. The role of the Chairman includes setting the agenda for, and presiding over, all meetings of our Board, including executive sessions of independent directors, providing input regarding information sent to our Board, serving as liaison between the CEO and the independent directors and directors and providing advice and assistance to the CEO. The Chairman is also a key participant in establishing performance objectives and overseeing the process for the annual evaluation of our CEO’s performance. In contrast, our CEO is responsible for handling our day-to-day management and direction, serving as a leader to the management team and formulating corporate strategy.

Mr. Roberson serves as Chief Executive Officer while Mr. Cerminara is currently the non-executive Chairman of the Board. The Board has historically sought to ensure that a majority of its members are independent. The Board believes that this structure is appropriate for the Company and provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

The Board of Directors does not believe that one particular leadership structure is appropriate at all times and will continue to evaluate the Board’s leadership structure from time to time.

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One of the Board of Directors’ key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic and operational risk exposure, which may include financial, legal and regulatory, human capital, information technology and security and reputation risks. The Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Nominating and Corporate Governance Committee monitors the effectiveness of the Company’s corporate governance policies and the selection of prospective members of the Board of Directors and their qualifications, as well as environmental, social and governance (“ESG”)-related risks. The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. In addition, the Compensation Committee reviews and monitors matters related to human capital management, including diversity and inclusion initiatives and management of human capital risks. Like all businesses, we also face threats to our cybersecurity, as we are reliant upon information systems and the Internet to conduct our business activities. In light of the pervasive and increasing threat from cyberattacks, the Board believes oversight of this risk is appropriately allocated to the Audit Committee. The Audit Committee, with input from management, assesses the Company’s cybersecurity risks and the measures implemented by the Company to mitigate and prevent cyberattacks and respond to data breaches, and periodically reports on the Company’s cybersecurity program to the Board of Directors. In addition, management and the Board of Directors have recently focused on risks relating to, and the impact on the Company from, the COVID-19 pandemic, and will continue to do so while the situation remains in flux.

Typically, the entire Board of Directors meets with management and the applicable committees of the Board of Directors at least annually to evaluate and monitor respective areas of oversight. Both the Board of Directors as a whole and the various standing committees receive periodic reports from individuals responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The Board of Directors’ role in risk oversight does not affect its leadership structure.

Board Independence

The Board of Directors is composed of a majority of independent directors as defined by the listing requirements of the NYSE American. The Board of Directors has determined that Messrs. Gerber, Lanktree, Mitchell, Roschman, and Suh are independent directors of the Company under the listing standards adopted by the NYSE American. In making these independence determinations, the Board of Directors considered all of the factors that automatically compromise director independence as specified in the NYSE American’s listing standards and determined that none of those conditions existed. In addition, the Board of Directors considered whether any direct or indirect material relationship, beyond those factors that automatically compromise director independence, existed between those directors, their immediate family members, or their affiliated entities, on the one hand, and us and our subsidiaries, on the other hand. The Board of Directors determined, for those directors identified as independent above, that any relationship that existed was not material and did not compromise that director’s independence. Our independent directors meet in an executive session at least once per year. All standing committee members are independent for the purpose of the committees on which they serve.

Communication to the Board

Stockholders and other interested parties wishing to communicate with the Board of Directors or a specific director may do so by delivering written correspondence to the Corporate Secretary of the Company at: Attn: Corporate Secretary, Ballantyne Strong, Inc., 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209. The Corporate Secretary will present the communication to the appropriate director or directors.

Board and Committee Meeting Attendance

The Board of Directors held ten meetings during 2020. During 2020, each current director attended at least seventy-five percent (75%) of the aggregate of the total number of Board meetings held during the period for which he served as a director and the total number of meetings held by all committees of the Board on which he served during the periods that he served.

The Company does not have a policy with regard to board members’ attendance at annual meetings of our stockholders. Messrs. Cerminara, Gerber, Lanktree and Roschman attended the 2020 Annual Meeting of Stockholders.

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Hedging and Pledging Policy

Under Ballantyne Strong’s Insider Trading Policy, all directors, officers and employees of Ballantyne Strong and its subsidiaries are prohibited from engaging in any hedging transactions involving Ballantyne Strong securities or equity securities of any subsidiaries of Ballantyne Strong, holding Ballantyne Strong securities in a margin account or pledging Ballantyne Strong securities as collateral.

Legal Proceedings

No director or executive officer has been involved in any legal proceeding during the past ten years that is material to an evaluation of his or her ability or integrity.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

BOARD COMMITTEES

The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The current charters for each of the committees are available on our website www.ballantynestrong.com under the “Investor Relations” tab and then the “Corporate Governance” tab. The members of the committees, as of the Record Date, are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
D. Kyle Cerminara(1)
William J. Gerber	Chair	X
Charles T. Lanktree		Chair	X(3)
Robert J. Roschman	X(2)	X	Chair(4)
Ndamukong Suh			X

(1) Chairman of the Board of Directors.

(2) Mr. Roschman was appointed as a member of the Audit Committee on April 13, 2020.

(3) Mr. Lanktree was appointed as a member of the Nominating and Corporate Governance Committee on September 29, 2021.

(4) Mr. Roschman was appointed as the chair of the Nominating and Corporate Governance Committee on September 29, 2021.

*Please note that Michael C. Mitchell was appointed as a member of the Audit Committee on November 16, 2021.

Audit Committee

The Audit Committee of the Board of Directors consists of Messrs. Gerber (Chair), Mitchell, and Roschman, who are independent for purposes of serving on the committee under the SEC’s rules and NYSE American’s listing requirements. The Audit Committee acts under a written charter adopted by the Board of Directors. All Audit Committee members are financially literate. The Board of Directors has determined that Mr. Gerber is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, internal controls, and reporting practices of the Company, and performs such other duties as are directed by the Board of Directors. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee’s responsibilities include, among other things, reviewing policies and procedures regarding transactions, and reviewing and overseeing the transactions, between the Company and officers, directors and other related parties that are not a normal part of the Company’s business, and overseeing compliance with the Company’s Code of Ethics and considering conflicts of interest. Annually and on a quarterly basis, the Audit Committee reviews and discusses matters separately with management of the Company and with the Company’s independent registered public accounting firm.

The Audit Committee also conducts periodic oversight of the Company’s risk management, including regularly reviewing the Company’s cybersecurity and other information technology risks, controls and procedures and the Company’s plans to mitigate cybersecurity risks and to respond to data breaches.

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The Audit Committee is directly responsible for the appointment of the independent registered public accounting firm engaged to prepare and issue an audit report on the financial statements of the Company and periodically reviews and evaluates such firm’s performance and independence from management. All audit and permitted non-audit services are pre-approved by the Audit Committee. The Audit Committee has delegated the responsibility of approving proposed non-audit services that arise between Audit Committee meetings to the Audit Committee Chairman, provided that the decision to approve the services is presented for ratification at the next scheduled Audit Committee meeting. During 2020, the Audit Committee held four meetings.

Compensation Committee

The Compensation Committee of the Board of Directors consists of Messrs. Lanktree (Chair), Gerber and Roschman. All members of the Compensation Committee are independent for purposes of serving on the committee under the NYSE American’s listing requirements and applicable SEC and tax regulations. The Compensation Committee acts under a written charter adopted by the Board of Directors. The Compensation Committee is responsible for establishing policies with respect to the compensation of the Company’s officers and has overall responsibilities for approving and evaluating officer compensation plans, policies and programs of the Company. The Compensation Committee’s functions include, but are not limited to:

●	Determining the compensation of the Chief Executive Officer, and overseeing all other executive officers’ compensation, including salary and payments under the Company’s incentive and stock plans;

●	Administering the Company’s stock compensation plans, including approving all individual grants and awards under these plans;

●	Reviewing compensation for non-employee directors and recommending changes to the Board of Directors;

●	Reviewing and monitoring matters related to human capital management, including talent acquisition, development and retention, internal pay equity, diversity and inclusion, and corporate culture; and

●	Conducting an annual risk assessment to ensure that the Company’s executive compensation plans and programs do not promote the assumption of excessive risk and remain consistent with the approved overall compensation philosophy and strategy.

The Compensation Committee has the sole authority to retain and to terminate any compensation consultant, legal counsel or financial or other advisor to be used to assist in the performance of its duties and responsibilities, without consulting or obtaining the approval of senior management of the Company in advance, and has the sole authority to approve the compensation advisor’s fees and other retention terms. The Compensation Committee is responsible for annually reviewing an assessment of any potential conflict of interest raised by the work of a compensation consultant (and other compensation advisor, as required) that is involved in determining or recommending executive and/or director compensation.

The Compensation Committee may delegate its authority to a subcommittee of its members. The Compensation Committee held two meetings during 2020.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Roschman (Chair), Lanktree and Suh. All members of the Nominating and Corporate Governance Committee are independent for purposes of serving on the committee under the NYSE American’s listing requirements. The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors. The functions of the Nominating and Corporate Governance Committee include, among other items, overseeing all aspects of the Company’s corporate governance functions, including compliance with significant legal, ethical and regulatory requirements. The Nominating and Corporate Governance Committee’s functions include, but are not limited to:

●	Overseeing the annual review of the effectiveness of the Board of Directors and its committees;

●	Administrating a director orientation program for all newly-elected or appointed members of the Board of Directors;

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●	Recommending the assignment of directors to the various committees of the Board of Directors;

●	Evaluating emergent ESG-related risks and the Company’s ESG goals, and reviewing and discussing with management strategies, activities, and policies regarding ESG-related matters and making recommendations to the Board;

●	Reviewing and assessing stockholder proposals submitted to the Company for inclusion in the Company’s proxy statement; and

●	Periodically reviewing the Company’s corporate governance policies and practices and recommending changes to the Board of Directors when appropriate in light of the Company’s position, developments in laws and regulations applicable to the Company, and corporate governance trends and practices.

The Nominating and Corporate Governance Committee also reports to, and assists, the Board of Directors in identifying individuals for membership on the Board of Directors and recommends to the Board of Directors the director nominees for the Company’s Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee met once during 2020.

Director Nomination Process—The Nominating and Corporate Governance Committee believes that the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for membership on the Board of Directors, the Nominating and Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for service on the Board of Directors and are willing to continue as directors. If an incumbent director is not standing for re-election or if a vacancy occurs between annual stockholder meetings, the Nominating and Corporate Governance Committee will seek out potential candidates for appointment to the Board of Directors who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based upon input from the members of the Board of Directors, senior management of the Company and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm.

Candidates will be chosen for their ability to represent all of the stockholders, and for their character, judgment, fairness and overall ability. As a group, they are expected to set the appropriate policy for the Company, and to bring to the Board of Directors broad experience in business matters and an insight and awareness of the appropriate and ever-changing role that corporations should have in society. Because the advice of those facing similar issues is of particular value, executive officers of other corporations are desirable candidates. Ballantyne Strong does not have a set policy or process for considering “diversity”, however that term may be defined, in identifying nominees. However, the Nominating and Corporate Governance Committee strives to identify and recruit individuals whose diverse talents, experiences and backgrounds enhance the inclusive environment in which the Board of Directors currently functions. The Nominating and Corporate Governance Committee relies upon its judgment of the foregoing general criteria and the following personal criteria in selecting candidates for nomination to the Board of Directors:

●	Independence and absence of conflicts of interest;

●	Honesty, integrity and accountability;

●	Substantial business experience with a practical application to the Company’s needs;

●	Willingness to ask tough questions in a constructive manner that adds to the decision-making process of the Board of Directors;

●	Demonstrated ability to think strategically and make decisions with a forward-looking focus;

●	Ability to assimilate relevant information on a broad range of topics;

●	Willingness to express independent thought;

●	Team player;

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●	Willingness to make a strong commitment of time and attention to the Board of Directors’ processes and affairs; and

●	Ability to commit to Company stock ownership.

The Nominating and Corporate Governance Committee will also consider proposals for nominees for director from stockholders which are made in writing to the Corporate Secretary of the Company and comply with the requirements set forth in the Bylaws. The recommendation must contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications. Recommendations must also include a written statement from the candidate expressing a willingness to serve.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following is a list of the names and ages of the executive officers of the Company as of the Record Date, their business history and their term of office with the Company.

Name	Age	Position and Principal Occupation	Officer Since
Mark D. Roberson	56	Chief Executive Officer since April 2020 and Executive Vice President, Chief Financial Officer and Treasurer from November 2018 to April 2020. Mr. Roberson brings an extensive background in executive leadership, operations, corporate finance, SEC reporting, treasury, and mergers and acquisitions. He previously served as Chief Operations Officer of Chanticleer Holdings, Inc., a Nasdaq-listed restaurant operating company, from May 2015 to November 2018, and as Chief Executive Officer of PokerTek, Inc., a then-Nasdaq-listed gaming technology company, from February 2010 to October 2014 (having served as Acting Chief Executive Officer from May 2009 until February 2010). He also served as Chief Financial Officer and Treasurer of PokerTek, Inc. from October 2007 until October 2014. Mr. Roberson previously held positions of increasing responsibility at Curtiss-Wright, Inc., a NYSE-listed aerospace and defense contractor, Krispy Kreme Doughnut Corporation, a then-NYSE-listed fast-casual restaurant franchisor and operator, and LifeStyle Furnishings International, a $2 billion private equity backed furniture manufacturer. Mr. Roberson is a Certified Public Accountant who started his career with Ernst & Young and PricewaterhouseCoopers. He earned an MBA from Wake Forest University, a B.S. in Accounting from UNC-Greensboro and a B.S. in Economics from Southern Methodist University. He has served on the Board of Directors of CynergisTek, Inc. (NYSE American: CTEK), a cybersecurity and information management consulting firm, since May 2016, where he chairs the Audit Committee.	2018

Todd R. Major	48	Chief Financial Officer, Secretary and Treasurer since April 2020 and Senior Vice President, Finance from April 2019 to April 2020. Mr. Major previously served as Senior Director, Financial and SEC Reporting of Bojangles, Inc., a then-Nasdaq-listed restaurant operating company and franchisor, from March 2015 to April 2019, as Director, Financial Reporting of Premier, Inc. (Nasdaq: PINC), a healthcare performance improvement company, from September 2014 to February 2015, and as Senior Director, Financial Reporting of Horizon Lines, Inc., a then-NYSE-traded transportation and logistics company, from November 2006 to September 2014. From June 2003 to November 2006, Mr. Major previously held positions of increasing responsibility at Nabi Biopharmaceuticals, Inc., a then-Nasdaq-listed biopharmaceutical company engaged in the development and commercialization of proprietary products. Mr. Major is a Certified Public Accountant and earned an MBA from Queens University of Charlotte and a B.A. in Accounting from Flagler College.	2020

Ray F. Boegner	71	President of Strong Entertainment; previously Senior Vice President and Senior Vice President of Sales; Vice President of Sales prior to November 1996; joined the Company in 1985.	1997

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EXECUTIVE COMPENSATION

Introduction

In this section of the proxy statement, we disclose our executive compensation for our named executive officers (the “Named Executive Officers”), consisting of our principal executive officer during 2020, the two other individuals who were serving as executive officers at the end of 2020 and our former Chief Executive Officer. Our Named Executive Officers for 2020 were as follows:

●	Mark D. Roberson, Chief Executive Officer (as of April 2020) and former Executive Vice President and Chief Financial Officer;

●	D. Kyle Cerminara, Chairman and former Chief Executive Officer (in which role he served until April 2020);

●	Todd R. Major, Chief Financial Officer (as of April 2020); and

●	Ray F. Boegner, President of Strong Entertainment.

The disclosures regarding executive compensation in this proxy statement describe our executive compensation program for 2020. We implemented certain actions related to executive compensation during 2020 as a result of the impact of the COVID-19 pandemic on the Company, the economy and the industry, which are described as applicable throughout this section.

Base Salaries

Effective as of March 1, 2017, Mr. Cerminara received an annual base salary of $225,000 for his service as our Chief Executive Officer and Mr. Boegner receives an annual base salary of $275,000. Following his resignation as our Chief Executive Officer, Mr. Cerminara receives our standard non-employee director compensation, as described below under “Director Compensation.”

Mr. Roberson receives a base salary of $250,000, which salary was negotiated as part of his employment agreement at the time of his hiring as Executive Vice President and Chief Financial Officer of the Company, effective November 16, 2018. Effective August 16, 2021, Mr. Roberson receives a base salary of $295,000.

Mr. Major receives a base salary of $200,000, which salary was negotiated as part of his employment agreement at the time of his hiring as Senior Vice President of Finance of the Company, effective March 20, 2019. Effective August 16, 2021, Mr. Major receives a base salary of $230,000.

In response to the impact of the COVID-19 pandemic on the Company, the economy, and the industry, each executive officer of the Company agreed to four temporary reductions in the base salaries otherwise payable to the executive officers, which were expected to be temporary until the Company resumes normal operations. On April 29, 2020, as approved by the Board on April 30, 2020, Messrs. Roberson and Boegner agreed to a 60% reduction in each of their salaries, and Mr. Major agreed to a 25% reduction in his salary, which reductions were effective from April 13, 2020, until June 30, 2020. On July 8, 2020, the Board approved, and Messrs. Roberson, Boegner and Major agreed to, a 25% reduction in each of their salaries, which reductions were effective from July 1, 2020, until and including July 31, 2020. On August 17, 2020, as approved by the Board on August 18, 2020, Messrs. Roberson, Boegner and Major agreed to a 25% reduction in each of their salaries, which reductions were effective from August 1, 2020, until and including August 31, 2020. On September 15, 2020, the Board approved, and Messrs. Roberson, Boegner and Major agreed to, a 25% reduction in each of their salaries, which reductions were effective from September 1, 2020, until and including September 30, 2020.

Discretionary Bonuses

In October 2020, the Compensation Committee approved the payment of performance bonuses to Messrs. Roberson and Major of $75,000 and $25,000, respectively, for extra time and effort given by such employees in connection with the successful completion of the sale of our Strong Outdoor operating business. After considering a number of factors, including Company performance, the Compensation Committee determined not to pay any discretionary cash bonuses to executive officers for 2019. The Compensation Committee determined to award equity grants to certain executive officers as described below.

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Long-Term Incentives

We use long-term incentive equity awards as a part of our executive compensation program, in order to incentivize and reward the achievement of longer-term strategic objectives and align the financial interests of the Company’s executive officers with those of the Company’s stockholders. The Company’s long-term incentive program for its Named Executive Officers has consisted of restricted stock awards, restricted stock units and nonqualified stock options. Each such type of award, and the reasons it is used, is described below. At the Company’s 2017 Annual Meeting of Stockholders, the Company’s stockholders approved the 2017 Plan (prior to its amendment and restatement) as the successor to our 2010 Long-Term Incentive Plan (the “2010 Plan”) and 2014 Non-Employee Directors’ Restricted Stock Plan, and long-term incentive awards granted after the 2017 Annual Meeting of Stockholders have been made under the 2017 Plan. In addition, stockholders approved an amendment and restatement of the 2017 Plan at the 2019 Annual Meeting of Stockholders.

Restricted Stock Awards. Restricted stock awards represent the transfer of ownership of a certain number of shares of the Company’s common stock, subject to restrictions on transfer and a substantial risk of forfeiture based on the recipient’s continued employment by the Company during the applicable vesting period set out in the award agreement. Restricted stock awards are designed primarily to encourage retention of executive officers and key employees.

Restricted Stock Units. RSUs represent a right to receive a specific number of units at the end of the specified period. Each recipient of RSUs has no rights as a stockholder through such RSUs during the restriction period of the RSUs. Settlement of an RSU award is made in cash, shares of stock or some combination thereof, as specified in the applicable award agreement. RSUs are designed to provide retention incentives to our executive officers and key employees.

Nonqualified Stock Options. Nonqualified stock options represent an option to purchase shares of the Company’s common stock at an option price equal to the closing price on the NYSE American of the Company’s common stock on the grant date. The stock options are designed to motivate executives to increase stockholder value as the stock options will only have value if our stockholders also benefit from increasing stock prices.

2020 Equity Grants

On October 9, 2020, the Compensation Committee approved grants of stock options and RSUs to Messrs. Roberson, Major and Boegner. Messrs. Roberson, Major and Boegner received options to purchase 20,000, 10,000 and 15,000 shares of the Company’s common stock, respectively, at an exercise price of $1.60 per share, pursuant to the 2017 Plan. The stock options have a ten-year term, and become exercisable in one-fifth annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

Messrs. Roberson, Major and Boegner also received 40,000, 20,000 and 30,000 RSUs, respectively, pursuant to the 2017 Plan. These RSUs vest in one-third annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

2019 Equity Grants

On June 6, 2019, the Compensation Committee approved grants of stock options and RSUs to Messrs. Cerminara, Roberson and Boegner. Messrs. Cerminara, Roberson and Boegner received options to purchase 30,000, 30,000 and 20,000 shares of the Company’s common stock, respectively, at an exercise price of $2.89 per share, pursuant to the 2017 Plan. The stock options have a ten-year term, and become exercisable in one-fifth annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

Messrs. Cerminara, Roberson and Boegner also received 75,000, 65,000 and 40,000 RSUs, respectively, pursuant to the 2017 Plan. These RSUs vest in one-third annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

On May 31, 2019, as a signing bonus, the Company granted to Mr. Major 30,000 RSUs pursuant to the 2017 Plan, vesting in one-third annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

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401(k) Retirement Plan

The Company’s executive officers are able to participate in the Company’s Retirement and Savings 401(k) Plan (the “401(k) Plan”), which is a combination savings and profit sharing plan designed to qualify under Section 401 of the U.S. Internal Revenue Code. Participation in the 401(k) Plan is generally available to all Ballantyne Strong employees on the same terms. Each participant may defer up to 100% of his or her compensation. The Company may make a discretionary matching contribution equal to a uniform percentage of salary. Each year the Company determines the amount of the discretionary percentage. In 2020 and 2019, the Company matched 50% of the amount deferred up to 6% of each participating employee’s contribution. Employee contributions to the 401(k) Plan are non-forfeitable. Employer contributions vest annually over three years on the employee’s employment anniversary. Benefits may be distributed to participants or their beneficiaries, as the case may be, in the event of a participant’s death, retirement or other termination of service, or, if the participant so requests, on reaching age 59½. Participants may be eligible to withdraw benefits in case of hardship.

Contributions to the 401(k) Plan made by the Company on behalf of the Named Executive Officers are included in the 2020 Summary Compensation Table.

Employment Agreements

The Company currently has written employment agreements with Messrs. Boegner, Roberson and Major. The material provisions of these employment agreements are discussed below.

Mr. Boegner’s employment agreement with the Company, which was entered into on February 14, 2012, provides for a base salary, subject to annual review and adjustment, and Mr. Boegner’s eligibility to participate in and/or receive other benefits under compensation plans provided to other executive employees of the Company, including an automobile allowance (which allowance was eliminated effective as of March 1, 2017). He is eligible for performance-based compensation in the form of an annual bonus and is eligible to receive awards, in the Compensation Committee’s discretion, under the Company’s long-term incentive plans. Pursuant to his employment agreement, in the event that his employment is terminated by Ballantyne Strong without cause or by Mr. Boegner for good reason, as these terms are defined in the agreement, then he will receive his base salary for a period equal to three (3) weeks for each year through October 2020 that he was employed by the Company. In addition, Ballantyne Strong will pay for, or reimburse Mr. Boegner for, the cost of health insurance during this same period. For more information on the terms of Mr. Boegner’s employment agreement, see “Potential Payments Upon Termination or Change in Control — Employment Agreements.”

Mr. Roberson’s employment agreement with the Company, which was entered into as of November 6, 2018, provides for an annual base salary of $250,000, subject to annual review and adjustment, and he is eligible for performance-based compensation in the form of an annual bonus targeted at $150,000, payable partly in cash and partly through equity awards as determined by the Compensation Committee. The bonus will be subject to the achievement of performance metrics and other criteria as determined by the Compensation Committee. As a signing bonus, the Company granted Mr. Roberson 50,000 RSUs pursuant to the 2017 Plan, vesting over a period of three years from the date of grant, and stock options to purchase 40,000 shares of the Company’s common stock pursuant to the 2017 Plan, which options vest over a period of five years from the date of grant. Mr. Roberson is also eligible to participate in the Company’s 401(k), medical, dental and vision plans and certain other benefits available generally to employees of the Company. The employment agreement also contains customary non-competition and non-solicitation covenants. Mr. Roberson’s employment agreement was amended in September 2021 to provide a severance payment of one year salary and benefits continuation in the event he is terminated without cause.

Mr. Major’s employment agreement with the Company, which was entered into as of March 20, 2019, provides for an annual base salary of $200,000, subject to annual review and adjustment, and he is eligible for performance-based compensation in the form of an annual bonus targeted at 25% of base salary, payable in a combination in cash and equity, as determined by the Compensation Committee. The bonus will be subject to the achievement of performance metrics and other criteria as determined by the Compensation Committee. As a signing bonus, the Company granted Mr. Major 30,000 RSUs (equal to $90,000 of common stock, as determined based on the trading price of the Company’s common stock on the date of grant) pursuant to the 2017 Plan, vesting over a period of three years from the date of grant. The Company also paid a cash signing bonus of $30,000, payable in two equal installments of $15,000 as of 30 and 60 days, respectively, following the date of the employment agreement, which bonus is subject to forfeiture in the event Mr. Major resigns from the Company or is terminated for cause. Mr. Major is also eligible to participate in the Company’s 401(k), medical, dental and vision plans and certain other benefits available generally to employees of the Company. The employment agreement also contains customary non-competition and non-solicitation covenants. Mr. Major is entitled to severance equal to one year of his base salary in the event of a change in control that results in his termination or if the Senior Vice President of Finance position is eliminated without Mr. Major being offered a mutually-agreed comparable opportunity at an affiliate of the Company.

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Executive Compensation Tables

The following table sets forth information regarding all forms of compensation earned by the Company’s Named Executive Officers during the last two fiscal years. Messrs. Roberson and Boegner were employed by the Company during all of fiscal 2020 and 2019. Mr. Cerminara resigned from his position as the Company’s Chief Executive Officer on April 13, 2020. Mr. Roberson served as Chief Financial Officer from November 16, 2018, to April 13, 2020, and was appointed as the Company’s Chief Executive Officer on April 13, 2020. Mr. Major served as Senior Vice President, Finance from April 8, 2019, to April 13, 2020, and was appointed as the Company’s Chief Financial Officer on April 13, 2020.

2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)		Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(10)	Total ($)
Mark D. Roberson (1)	2020	201,250	75,000	64,000	(5)	16,800	(8)	—	7,080	364,130
CEO and Former CFO	2019	250,000	—	187,850	(6)	41,100	(9)	—	8,615	487,565

D. Kyle Cerminara (2)	2020	70,096	—	—		—		—	16,764	86,860
Chairman and Former CEO	2019	225,000	—	216,750	(6)	41,100	(9)	—	7,855	490,705

Todd R. Major (3)	2020	176,346	25,000	32,000	(5)	8,400	(8)	—	6,621	248,367
CFO	2019	142,308	—	90,000	(7)	—		—	4,269	236,577

Ray F. Boegner President of	2020	221,375	—	48,000	(5)	12,600	(8)	—	7,762	289,737
Strong Entertainment	2019	275,000	—	115,600	(6)	27,400	(9)	—	11,558	429,558

(1)	Mr. Roberson served as our Executive Vice President and Chief Financial Officer from November 16, 2018, to April 13, 2020, and was appointed as our Chief Executive Officer effective April 13, 2020.

(2)	Mr. Cerminara was named to the Board of Directors on February 20, 2015. On May 13, 2015, Mr. Cerminara was appointed as Chairman of the Board and on September 23, 2015, as the Company’s Executive Chairman. Mr. Cerminara served as our Chief Executive Officer from November 24, 2015, to April 13, 2020. He continues to serve as the Chairman of our Board of Directors. For 2020 and 2019, Mr. Cerminara did not receive any additional compensation as a director or as Chairman. Following his resignation as our Chief Executive Officer, Mr. Cerminara receives our standard non-employee director compensation as described below under “Director Compensation.”

(3)	Mr. Major served as our Senior Vice President, Finance from April 8, 2019, to April 13, 2020, and was appointed as our Chief Financial Officer effective April 13, 2020.

(4)	The amounts in these columns represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. For additional information relating to the assumptions made in valuing and expensing these awards refer to Note 13 in the Company’s consolidated financial statements included in the Company’s Annual Report, as filed with the SEC.

(5)	Consists of the grant date fair value of the October 9, 2020 grant of 40,000, 20,000 and 30,000 RSUs granted to Messrs. Roberson, Major and Boegner, respectively, pursuant to the 2017 Plan. The RSUs are to be settled in shares of the Company’s common stock on a one-for-one basis as soon as practicable following the applicable vesting date. The RSUs vest in one-third annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

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(6)	Consists of the grant date fair value of the June 6, 2019 grant of 75,000, 65,000 and 40,000 RSUs granted to Messrs. Cerminara, Roberson and Boegner, respectively, pursuant to the 2017 Plan. The RSUs are to be settled in shares of the Company’s common stock on a one-for-one basis as soon as practicable following the applicable vesting date. The RSUs vest in one-third annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

(7)	Consists of the grant date fair value of the May 31, 2019 grant of 30,000 RSUs granted to Mr. Major pursuant to the 2017 Plan. The RSUs are to be settled in shares of the Company’s common stock on a one-for-one basis as soon as practicable following the applicable vesting date. The RSUs vest in one-third annual installments, beginning on the first anniversary of the grant date, subject to continued employment

(8)	Consists of the grant date fair value of the October 9, 2019 grant of 20,000, 10,000 and 15,000 stock options to Messrs. Roberson, Major and Boegner, respectively, pursuant to the 2017 Plan. The stock options vest in one-fifth annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

(9)	Consists of the grant date fair value of the June 6, 2019 grant of 30,000, 30,000 and 20,000 stock options to Messrs. Cerminara, Roberson and Boegner, respectively, pursuant to the 2017 Plan. The stock options vest in one-fifth annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

(10)	The Company provides its executives with certain employee benefits. These benefits include excess life and disability insurance and contributions made by the Company under the 401(k) Plan. The amounts reported for each Named Executive Officer as All Other Compensation for 2020 are identified and quantified below.

	Mr. Roberson	Mr. Cerminara	Mr. Major	Mr. Boegner
Employer match on 401(k) Plan	$5,749	$2,452	$5,290	$6,641
Excess life and disability insurance	1,331	1,331	1,331	1,121
Accrued vacation pay-out	—	12,981	—	—
Total All Other Compensation	$7,080	$16,764	$6,621	$7,762

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The following table sets forth information concerning outstanding equity awards for each of the Company’s Named Executive Officers as of the end of the last completed fiscal year.

Outstanding Equity Awards at 2020 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(*)
Mark D. Roberson	16,000	24,000	(1)	2.25	12/4/2028	—		—
	6,000	24,000	(2)	2.89	6/6/2029	—		—
	—	20,000	(3)	1.60	10/9/2030	—		—
	—	—		—	—	16,667	(8)	33,501
	—	—		—	—	43,334	(9)	87,101
	—	—		—	—	40,000	(10)	80,400

D. Kyle Cerminara	20,000	30,000	(4)	4.70	1/26/2028	—		—
	6,000	24,000	(2)	2.89	6/6/2029	—		—
	—	—		—	—	13,334	(11)	26,801
	—	—		—	—	50,000	(9)	100,500
	—	—		—	—	28,662	(12)	57,611

Todd R. Major	—	10,000	(3)	1.60	10/9/2030	—		—
	—	—		—	—	20,000	(13)	40,200
	—	—		—	—	20,000	(10)	40,200

Ray F. Boegner	5,000	—	(5)	4.70	1/11/2022	—		—
	32,000	—	(6)	4.33	11/22/2025	—		—
	24,000	16,000	(7)	6.50	2/28/2027	—		—
	20,000	30,000	(4)	4.70	1/26/2028	—		—
	4,000	16,000	(2)	2.89	6/6/2029	—		—
	—	15,000	(3)	1.60	10/9/2030	—		—
	—	—		—	—	13,334	(11)	26,801
	—	—		—	—	26,667	(9)	53,601
	—	—		—	—	30,000	(10)	60,300

* Based on the closing stock price of our common stock of $2.01 on December 31, 2020, the last trading day of the 2020 fiscal year.

(1)	The 40,000 stock options granted to Mr. Roberson on December 4, 2018, pursuant to the 2017 Plan become exercisable in five equal annual installments beginning on December 4, 2019, and thereafter on December 4 of each year through 2023.

(2)	The 30,000, 30,000 and 20,000 stock options granted to Messrs. Cerminara, Roberson and Boegner, respectively, on June 6, 2019, pursuant to the 2017 Plan become exercisable in five equal annual installments beginning on June 6, 2020, and thereafter on June 6 of each year through 2024.

(3)	The 20,000, 10,000 and 15,000 stock options granted to Messrs. Roberson, Major and Boegner, respectively, on October 9, 2020, pursuant to the 2017 Plan become exercisable in five equal annual installments beginning on October 9, 2021, and thereafter on October 9 of each year through 2025.

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(4)	The 50,000 stock options granted to each of Messrs. Cerminara and Boegner on January 26, 2018, pursuant to the 2017 Plan become exercisable in five equal annual installments beginning on January 26, 2019, and thereafter on January 26 of each year through 2023.

(5)	The 30,000 stock options granted to Mr. Boegner on January 11, 2012, pursuant to the 2010 Plan became exercisable in four equal installments beginning on January 11, 2013, and thereafter on January 11 of each year through 2016. On both August 11, 2016, and August 30, 2016, Mr. Boegner exercised options from this grant to acquire 5,000 shares of the Company’s common stock. On June 8, 2017, Mr. Boegner exercised options from this grant to acquire 7,000 shares of the Company’s common stock. On August 10, 2017, Mr. Boegner exercised options from this grant to acquire 8,000 shares of the Company’s common stock.

(6)	The 40,000 stock options granted to Mr. Boegner on November 22, 2015, pursuant to the 2010 Plan became exercisable in five equal annual installments beginning on November 22, 2016, and thereafter on November 22 of each year through 2020. On November 23, 2016, Mr. Boegner exercised options from this grant to acquire 8,000 shares of the Company’s common stock at an exercise price of $4.33 per share.

(7)	The 40,000 stock options granted to Mr. Boegner on February 28, 2017, pursuant to the 2010 Plan become exercisable in five equal annual installments beginning on February 28, 2018, and thereafter on February 28 of each year through 2022.

(8)	Represents 16,667 RSUs to be settled in shares of the Company’s common stock on a one-for-one basis as soon as practicable following the applicable vesting date. The RSUs vest on December 4, 2021.

(9)	Represents RSUs to be settled in shares of the Company’s common stock on a one-for-one basis as soon as practicable following the applicable vesting date. The RSUs vest in equal annual installments on June 6, 2021, and June 6, 2022.

(10)	Represents RSUs to be settled in shares of the Company’s common stock on a one-for-one basis as soon as practicable following the applicable vesting date. The RSUs vest in equal annual installments on October 9, 2021, October 9, 2022, and October 9, 2023.

(11)	Represents 13,334 RSUs to be settled in shares of the Company’s common stock on a one-for-one basis as soon as practicable following the applicable vesting date. The RSUs vested January 26, 2021.

(12)	Represents RSUs to be settled in shares of the Company’s common stock on a one-for-one basis as soon as practicable following the applicable vesting date. The RSUs vest in equal annual installments on July 1, 2021, July 1, 2022, and July 1, 2023.

(13)	Represents RSUs to be settled in shares of the Company’s common stock on a one-for-one basis as soon as practicable following the applicable vesting date. The RSUs vest in equal annual installments on May 31, 2021, and May 31, 2022.

Potential Payments Upon Termination or Change in Control

Employment Agreements

Pursuant to Mr. Boegner’s employment agreement with the Company, in the event Mr. Boegner’s employment is terminated by the Company without cause or by Mr. Boegner for good reason, then he will receive his base salary for a period equal to three (3) weeks for each year through October 2020 that he has been employed by the Company and all existing insurance benefits shall remain in force until the last day of the month in which the severance period expires, subject to Mr. Boegner’s continued compliance with certain restrictive covenants set forth in the employment agreement (including confidentiality and non-solicitation covenants) and his execution of the Company’s standard form of general release. In addition, Mr. Boegner would be entitled to receive any earned and unpaid amounts owed to him under the employment agreement and such other accrued benefits as may be provided for under the agreement. For purposes of Mr. Boegner’s employment agreement, “good reason” means a material breach by the Company of its obligations to Mr. Boegner under the agreement. In addition, for purposes of the agreement, “cause” exists if Mr. Boegner (i) acted dishonestly or incompetently or engaged in willful misconduct in performance of his executive duties, (ii) breached fiduciary duties owed to the Company, (iii) intentionally failed to perform reasonably assigned duties, (iv) willfully violated any law, rule or regulation, or court order (other than minor traffic violations or similar offenses), or otherwise committed any act which would have a material adverse impact on the business of the Company, and/or (v) is in breach of his obligations under the agreement and fails to cure such breach within thirty (30) days after receiving notice of the breach from the Company.

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We are also obligated under Mr. Boegner’s employment agreement to provide certain payments to Mr. Boegner in the event of his death or termination by reason of his incapacity. In the event of Mr. Boegner’s death, we are obligated to pay his estate all accrued sums due and owing to Mr. Boegner with respect to his salary and such other benefits as may be provided under his agreement. In addition, in the event we terminate Mr. Boegner’s employment by reason of his incapacity, Mr. Boegner is entitled to any accrued amounts due and owing to him with respect to his salary and such other benefits as may be provided under his agreement.

Pursuant to Mr. Major’s employment agreement with the Company, in the event of a change in control that results in Mr. Major being terminated, or if the Senior Vice President of Finance position is eliminated without Mr. Major being offered a mutually-agreed comparable opportunity at an affiliate of the Company, Mr. Major will be entitled to severance equal to one year of his base salary.

On September 3, 2021, Mr. Roberson’s employment agreement was amended to add a severance provision, providing that in the event Mr. Roberson’s employment is terminated by the Company without Cause (as defined in the Amendment), Mr. Roberson will be entitled to severance equal to one (1) year of Mr. Roberson’s base salary payable over a period of twelve (12) months following the termination date in accordance with the Company’s regular payroll practices and, if Mr. Roberson timely and properly elects continuation health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay Mr. Roberson’s COBRA premiums for a period of twelve (12) months following the termination date. Prior to the amendment, the employment agreement for Mr. Roberson did not provide for any specified severance benefits. Mr. Roberson, along with Mr. Cerminara, would have been entitled during the 2020 fiscal year to severance and other benefits, such as accrued vacation, pursuant to the Company’s then-existing severance policy available to all salaried employees.

Mr. Cerminara resigned as the Company’s Chief Executive Officer on April 13, 2020. He continues to serve as the Company’s Chairman. In connection with Mr. Cerminara’s resignation, 120,000 stock options granted under the 2010 Plan were either forfeited or expired. Equity awards granted to Mr. Cerminara under the 2017 Plan, consisting of 20,000 vested stock options, 60,000 unvested stock options and 88,334 unvested restricted stock units as of April 13, 2020, remain outstanding and continue to vest in accordance with their terms due to Mr. Cerminara’s continued service as a member of the Board. On June 12, 2020, the Compensation Committee of the Board approved the treatment of Mr. Cerminara’s outstanding equity awards. Following his resignation as Chief Executive Officer, Mr. Cerminara receives the Company’s standard non-employee director compensation, as described below under “Director Compensation.”

2017 Omnibus Equity Compensation Plan – Change in Control Provisions

Our 2017 Plan, which was initially approved by our stockholders on June 15, 2017, with the amendment and restatement of the 2017 Plan, effective as of October 28, 2019, approved by our stockholders on December 17, 2019, generally provides for “double-trigger” vesting of equity awards in connection with a change in control of the Company, as described below.

To the extent that outstanding awards granted under the 2017 Plan are assumed in connection with a change in control, except as otherwise provided in the applicable award agreement or in another written agreement with the participant, all outstanding awards will continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, with performance-based awards being converted to service-based awards at the “target” level. Vesting and exercisability (as applicable) of awards that are assumed in connection with a change in control generally would be accelerated in full on a “double-trigger” basis, if, within two years after the change in control, the participant’s employment is involuntarily terminated without cause, or by the participant for “good reason.” Any stock options or stock appreciation rights (“SARs”) that become vested on a “double-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

To the extent outstanding awards granted under the 2017 Plan are not assumed in connection with a change in control, then such awards generally would become vested in full on a “single-trigger” basis, effective immediately prior to the change in control, with performance-based awards becoming vested at the “target” level. Any stock options or SARs that become vested on a “single-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

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The Compensation Committee has the discretion to determine whether or not any outstanding awards granted under the 2017 Plan will be assumed by the resulting entity in connection with a change in control, and the Compensation Committee has the authority to make appropriate adjustments in connection with the assumption of any awards. The Compensation Committee also has the right to cancel any outstanding awards in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and SARs without payment therefor.

For purposes of the 2017 Plan, subject to the exceptions set forth in the 2017 Plan, a “change in control” generally includes (a) the acquisition of more than 50% of the voting power or value of the Company’s stock; (b) the incumbent board of directors ceasing to constitute a majority of the board of directors during a twelve-month period; and (c) the acquisition of 50% or more of the gross fair market value of the Company’s assets over a twelve-month period. The full definition of “change in control” is set out in the 2017 Plan.

For purposes of the 2017 Plan, unless otherwise defined in a written agreement with the participant or an applicable severance plan, “cause”, as a reason for the Company’s termination of a participant’s employment, generally means that the participant (a) acted dishonestly or incompetently or engaged in willful misconduct in performance of his or her duties; (b) breached fiduciary duties owed to the Company; (c) intentionally failed to perform reasonably assigned duties, which the participant did not satisfactorily correct within 30 calendar days following written notification; (d) was convicted or entered a plea of guilty or nolo contendere of any felony crime involving dishonesty; or (e) otherwise committed any act which could have a material adverse impact on the business of the Company.

For purposes of the 2017 Plan, unless otherwise defined in a written agreement with the participant or an applicable severance plan, “good reason”, as a reason for a participant’s termination of his or her employment, generally means the occurrence of any of the following without the participant’s consent (and unless timely cured by the Company following notice from the participant): (a) any material diminution in the participant’s compensation or benefits, unless generally applicable to all similarly situated employees of the Company; (b) the assignment to the participant of any duties inconsistent with, or substantially adverse to, his or her status and duties, or a reduction in title; (c) a material breach by the Company or a subsidiary of its obligations under the participant’s employment agreement, if any; or (d) the relocation of the participant’s primary work location to a location more than fifty miles away from the current location.

Except as described above with respect to a change in control, unexercisable stock options, unvested restricted shares and unvested RSUs generally become forfeited upon termination of employment. The stock options that are exercisable at the time of termination of employment expire within the earlier of thirty days after such termination or the expiration date of the options. Upon termination for “cause,” all options, whether or not exercisable, are generally automatically forfeited.

Awards granted under the 2017 Plan may be subject to forfeiture or recoupment as determined by the Compensation Committee in the event of certain detrimental activity, such as a participant’s breach of applicable restrictive covenants. Awards granted under the 2017 Plan also may be subject to forfeiture or recoupment as provided pursuant to any compensation recovery (or “clawback”) policy that the Company may adopt or maintain from time to time.

2010 Long-Term Incentive Plan – Change in Control Provisions

The 2010 Plan provides that no acceleration of an award shall occur upon or after a “change in control” unless such acceleration is provided for in the applicable award agreement and determined by the Compensation Committee on a grant-by-grant basis or as may be provided in an after written agreement between the Company and the grantee. The award agreements for the stock options and restricted shares granted to Messrs. Cerminara and Boegner under the 2010 Plan provide for accelerated vesting of all unvested options and restricted shares upon the occurrence of a “change in control” while the grantee is employed by the Company or a subsidiary of the Company as of the date of the change in control.

For purposes of the 2010 Plan, subject to the exceptions set forth in the 2010 Plan, a “change in control” generally includes (i) the acquisition of more than 50% of the Company’s common stock; (ii) over a twelve-month period, the acquisition of more than 50% of the Company’s common stock or the replacement of a majority of the board of directors by directors not endorsed by the persons who were members of the board before the new directors’ appointment; and (iii) the acquisition of more than 50% of the total gross fair market value of all the assets of the Company over a twelve-month period.

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Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Messrs. Lanktree (Chair), Gerber and Roschman, none of whom has been at any time an executive officer or employee of the Company, or has any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves, or in the past has served, on the board of directors, or as a member of the compensation committee (or other committee performing an equivalent function) of the board of directors of any entity that has one or more executive officers who serve as members of our Board of Directors or Compensation Committee.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed the executive compensation, as disclosed above, with management. Based on this review and those discussions, the Compensation Committee recommended that the executive compensation be included in this proxy statement.

Compensation Committee

Charles T. Lanktree (Chair)

William J. Gerber

Robert J. Roschman

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DIRECTOR COMPENSATION

The following table sets forth the compensation paid to the Company’s directors in fiscal 2020. Following Mr. Cerminara’s resignation as the Company’s Chief Executive Officer on April 13, 2020, Mr. Cerminara receives the Company’s standard non-employee director compensation.

	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
D. Kyle Cerminara	—	62,777	—	—	—	—	62,777
William J. Gerber	—	79,997	—	—	—	—	79,997
Charles T. Lanktree	—	74,998	—	—	—	—	74,998
Robert J. Roschman	—	69,997	—	—	—	—	69,997
Ndamukong Suh	—	69,997	—	—	—	—	69,997

(1)	In response to the impact of the COVID-19 pandemic on the Company, the economy, and the industry, the Board of Directors waived its cash compensation for 2020. Although not included in the above table, the directors are reimbursed for their out-of-pocket expenses of attending meetings of the Board of Directors.

(2)	On July 1, 2020, Messrs. Cerminara, Gerber, Lanktree, Roschman and Suh were each granted 28,662 RSUs under the 2017 Plan. The RSUs vest in three equal annual installments on July 1, 2021, July 1, 2022, and July 1, 2023, provided that, if the director makes himself available and consents to be nominated by the Company for continued service as a director of the Company, but is not nominated to the Board of Directors for election by stockholders, other than for good reason as determined by the Board of Directors in its discretion, then the RSUs will vest in full as of the director’s last date of service as a director of the Company. Each RSU represents a contingent right to receive one share of common stock of the Company. The amounts shown in this column include the fair value of the annual RSU award on the date of grant, which was $1.57 per share. For additional information relating to the assumptions made in valuing and expensing these awards for 2020, refer to Note 13 in the Company’s consolidated financial statements included in the Company’s Annual Report, as filed with the SEC.

In lieu of cash compensation for their service to the Company during 2020, each of our non-employee directors received a grant of shares of our common stock on January 14, 2021, with the number of shares being determined by dividing the amount of cash compensation such non-employee directors were entitled to receive for their service to the Company in calendar year 2020 by $2.01, which was the closing price of the Company’s common stock on January 13, 2021.

	Cash Compensation Amount	Number of Shares Issued
D. Kyle Cerminara(a)	$17,778	8,845
William J. Gerber(b)	$35,000	17,412
Charles T. Lanktree(b)	$30,000	14,925
Robert J. Roschman	$25,000	12,437
Ndamukong Suh	$25,000	12,437

(a) Following his resignation as the Company’s Chief Executive Officer on April 13, 2020, Mr. Cerminara receives the Company’s standard non-employee director compensation.

(b) Mr. Gerber earned $10,000 for acting as Chairman of the Audit Committee and Mr. Lanktree earned $5,000 for acting as Chairman of the Compensation Committee.

The aggregate number of unvested RSU awards outstanding as of December 31, 2020, for each of Messrs. Gerber, Lanktree, Roschman and Suh was 38,371. The aggregate number of unvested RSU awards outstanding as of December 31, 2020, for Mr. Cerminara was 91,996.

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On June 6, 2019, we modified the compensation program for all non-employee directors. The new program was adopted to remain competitive in attracting and retaining qualified Board members and to better align director compensation to other public companies of comparable size to the Company. The terms of the new program are as follows:

●	Each non-employee director is entitled to receive an annual cash retainer of $25,000, paid in quarterly installments;

●	The Chairman of the Audit Committee is entitled to receive an additional annual cash retainer of $10,000, paid in quarterly installments;

●	The Chairman of the Compensation Committee as well as the Chairman of the Nominating and Corporate Governance Committee are each entitled to receive an additional cash retainer of $5,000, paid in quarterly installments;

●	Each non-employee director receives an annual grant of RSUs with a value of $45,000, vesting in three equal annual installments, beginning with the first anniversary of the grant date, provided that, if the director makes himself available and consents to be nominated by the Company for continued service as a director of the Company, but is not nominated to the Board of Directors for election by stockholders, other than for good reason as determined by the Board of Directors in its discretion, then the RSUs will vest in full as of the director’s last date of service as a director of the Company; and

●	Each non-employee director receives reimbursement for reasonable out-of-pocket expenses for attending meetings of the Board of Directors and its committees.

The 2017 Plan includes a limit on the amount of compensation payable to our non-employee directors. Specifically, the 2017 Plan provides that the aggregate grant date fair value of all awards granted to any single non-employee director during any single calendar year (determined as of the applicable grant date(s) under applicable financial accounting rules), when taken together with any cash fees paid to the non-employee director during the same calendar year, may not exceed $200,000.

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REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Haskell & White LLP (“Haskell & White”) acted as the Company’s independent registered public accounting firm for the year ended December 31, 2020 and was responsible for conducting an independent audit of the Company’s annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2020 with management of the Company and with representatives of Haskell & White. The discussions with Haskell & White included all matters that Haskell & White was required to communicate and discuss with the Audit Committee by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee reviewed the independence of Haskell & White. The Audit Committee discussed Haskell & White’s independence with them and has received written disclosures and a letter from Haskell & White regarding their independence as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon its review and the discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report.

The foregoing report is submitted by the Audit Committee in accordance with the requirements of the Exchange Act and the rules and regulations thereunder.

William J. Gerber (Chair)

Robert J. Roschman

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PROPOSAL TWO

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Background

At the 2017 Annual Meeting of Stockholders, the stockholders approved, by advisory vote, an annual frequency for future advisory votes on the compensation of the Company’s Named Executive Officers (“say-on-pay vote”). This advisory vote was accepted by the Board of Directors. Stockholders are expected to have the opportunity to vote on the frequency of future votes on Named Executive Officer compensation at the 2023 Annual Meeting of Stockholders.

The annual advisory say-on-pay vote on executive compensation is provided to stockholders as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act and is a non-binding vote on the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules promulgated by the SEC, including the 2020 Summary Compensation Table and the other related tables and narrative disclosure. As a smaller reporting company, we are not required to provide a separately-captioned “Compensation Discussion and Analysis” section in this proxy statement.

The advisory say-on-pay vote is not a vote on the Company’s general compensation policies, compensation of the Board of Directors, or the Company’s compensation policies as they relate to risk management.

The Compensation Committee believes the Company’s executive compensation program reflects a strong philosophy that rewards performance and is closely aligned with stockholders’ long-term interests. We recognize that the COVID-19 pandemic could significantly impact 2021 financial results and compensation outcomes and, accordingly, have taken steps to temporarily reduce our executive officer and non-employee director compensation, as discussed under “Executive Compensation” and “Director Compensation” in this proxy statement.

Non-Binding Advisory Resolution

We are asking our stockholders to indicate their support for the Company’s executive compensation program as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the narrative compensation discussion sections, the compensation tables and any related materials disclosed in the Company’s Proxy Statement, is hereby APPROVED.”

This advisory say-on-pay vote on executive compensation is not binding on the Board of Directors or the Compensation Committee. However, the Board of Directors values the opinion of our stockholders and will take into account the result of the vote when making future decisions regarding executive compensation. The next say-on-pay vote is currently expected to occur at our 2022 Annual Meeting.

Required Vote

The number of votes cast by stockholders, either in person or by proxy, at the Annual Meeting “for” advisory approval of the compensation of our Named Executive Officers pursuant to the above resolution must exceed the number of votes cast “against” advisory approval.

Our Board of Directors recommends a vote “FOR” adoption of the advisory resolution approving the compensation of the Company’s Named Executive Officers.

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PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Haskell & White has served as the Company’s independent registered public accounting firm since April 11, 2019. It is expected that representatives of Haskell & White will attend the Annual Meeting, either in person or telephonically, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Audit Fees

The following table sets forth the aggregate fees for professional services rendered by Haskell & White for the years ended December 31, 2020, and December 31, 2019.

	2020	2019
Audit Fees(1)	$238,000	$243,000
Audit-Related Fees	26,257	—
Tax Fees	—	—
All Other Fees	—	—
Total	$264,257	$243,000

(1)	Includes fees for professional services rendered during the fiscal year for the audit of our annual financial statements and for reviews of the financial statements included in our quarterly reports on Form 10-Q.
(2)	Includes fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.

The Audit Committee has implemented pre-approval procedures consistent with the rules adopted by the SEC. All audit and permitted non-audit services are pre-approved by the Audit Committee. The Audit Committee has delegated the responsibility of approving proposed non-audit services that arise between Audit Committee meetings to the Audit Committee Chairman, provided that the decision to approve the services is presented for ratification at the next scheduled Audit Committee meeting.

Ratification of Haskell & White as our Independent Registered Public Accounting Firm

The Audit Committee has appointed Haskell & White as the independent registered public accounting firm to perform an audit of the Company’s consolidated financial statements for the year ending December 31, 2021. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm, and it oversees the negotiation of the fees that are paid for these services. In the course of these responsibilities, the Audit Committee periodically considers whether it would be in the Company’s and stockholders’ interests to change the Company’s independent registered public accounting firm. In addition, the Audit Committee ensures the mandatory, regular rotation of the lead audit partner, and in connection with that rotation, the Audit Committee and its Chairman are involved in the selection of the new lead audit partner.

After reviewing the performance of Haskell & White during the course of 2019 and 2020 and Haskell & White’s independence, among other matters, the Audit Committee believes that the continued retention of Haskell & White to serve as the Company’s independent registered public accounting firm for 2021 is in the best interests of the Company and its stockholders. This appointment is being presented to the stockholders for ratification.

Although applicable law does not require stockholder ratification of the appointment of Haskell & White as the Company’s independent registered public accounting firm, our Board of Directors has determined to ascertain the position of our stockholders on the appointment. If stockholders fail to ratify the appointment of Haskell & White as the Company’s independent registered public accounting firm, the Audit Committee will reconsider whether to retain Haskell & White, but may ultimately decide to retain them. Any decision to retain Haskell & White or another independent registered public accounting firm will be made by the Audit Committee and will not be resubmitted to stockholders. In addition, even if stockholders ratify the appointment of Haskell & White, the Audit Committee retains the right to appoint a different independent registered public accounting firm for fiscal 2021 if the Audit Committee determines that it would be in the Company’s best interests to do so.

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Required Vote

The ratification of the appointment of the independent registered public accounting firm will be approved if the number of votes cast “for” the ratification of Haskell & White exceed the number of votes cast “against” ratification.

Our Board of Directors recommends a vote “FOR” ratification of the appointment of Haskell & White as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

PROPOSAL FOUR

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company’s authorized capital stock consists of twenty-five million (25,000,000) shares of common stock, par value $0.01 per share, and one million (1,000,000) shares of preferred stock, $0.01 par value per share. The Board of Directors has unanimously approved a resolution proposing such amendment to our Certificate of Incorporation and directed that it be submitted for approval at the Special Meeting. The Board of Directors has recommended the Company increase the authorized common stock from 25 million to 50 million, with a corresponding increase in the aggregate number of shares of capital stock of all classes that may be issued from 26 million to 51 million shares.

As of the Record Date, the Company had 18,475,018 shares of common stock issued and outstanding, 2,794,472 shares of common stock held in treasury, 990,246 shares of common stock issuable upon the exercise of outstanding stock options and unvested RSUs, 264,500 shares of common stock issuable upon the exercise of outstanding warrants, and an additional 2,413,740 reserved for future issuance under the 2017 Plan. Based upon these outstanding and reserved shares of common stock, the Company currently has approximately 2.9 million shares of Common Stock remaining available for issuance in the future for other corporate purposes.

As of the Record date, no shares of our preferred stock were issued or outstanding. The proposed amendment to the Certificate of Incorporation would not change the authorized number of shares of preferred stock. There are currently no plans, arrangements, commitments or understandings with respect to the issuance of any shares of preferred stock. The Board of Directors has unanimously approved a resolution proposing such amendment to our Certificate of Incorporation and directed that it be submitted for approval at the Annual Meeting

Text of the Amendment

We propose to amend Article FOURTH, Paragraph A, of the Certificate of Incorporation so that it would read in its entirety as follows:

“FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty-One Million (51,000,000) shares consisting of Fifty Million (50,000,000) shares of common stock, par value One Cent ($.01) per share (the “Common Stock”), and One Million (1,000,000) shares of preferred stock, par value One Cent ($.01) per share (the “Preferred Stock”).”

The only changes that would be made to Article FOURTH, Paragraph A, as currently in effect, would be to increase the total number of shares of common stock that we may issue from 25 million shares to 50 million shares and to reflect a corresponding increase in the aggregate number of shares of capital stock of all classes that may be issued from 26 million to 51 million shares.

Purpose of the Amendment

The Board of Directors is recommending this increase in the authorized shares of common stock primarily to give us the flexibility to issue shares of common stock for future corporate needs. As a general matter, the Board of Directors would be able to issue these additional shares of common stock in its discretion from time to time, subject to and as limited by any rules or listing requirements of the NYSE American or of any other then-applicable securities exchange and without further action or approval of the stockholders. The Board of Director’s discretion, however, would be subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require the stockholders to approve such transaction.

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The newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, capital-raising or financing transactions involving common stock, convertible securities or other equity securities, stock splits, stock dividends and current or future equity compensation plans. The Board of Directors believes that these additional shares will provide us with needed flexibility to issue shares in the future to support our growth without the potential expense or delay incident to obtaining stockholder approval for any particular issuance. There are currently no commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment.

Rights of Additional Authorized Shares

Any authorized shares of common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Our stockholders do not have pre-emptive rights with respect to the common stock, nor do they have cumulative voting rights. Accordingly, should the Board of Directors authorize the issuance of additional shares of common stock, existing stockholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then outstanding common stock could be reduced.

Potential Adverse Effects of Amendment; Anti-Takeover Effects

The authorization of the additional shares common stock will not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Future issuances of common stock or securities convertible into common stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.

Effectiveness of Amendment

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

Required Vote

A majority of the common shares outstanding and entitled to vote must vote “FOR” the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock for it to be approved. A broker, bank or other nominee who has not been furnished voting instructions from a beneficial owner will be authorized to vote on the proposal to increase our authorized capital stock as it is a “routine” matter under applicable rules. Therefore, no broker non-votes are expected in connection with this Proposal 5. Abstentions have the same effect as a vote “AGAINST” this proposal.

Our Board of Directors recommends a vote “FOR” the amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock.

PROPOSAL FIVE

AMENDMENT AND RESTATEMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR CORPORATE NAME FROM BALLANTNE STRONG, INC. TO FG GROUP HOLDINGS INC.

General

Our Board of Directors has approved, and has submitted to our stockholders for approval, the amendment and restatement of our Certificate of Incorporation to change our corporate name from Ballantyne Strong, Inc. to FG Group Holdings Inc. We refer to this proposal as the “Name Change Proposal.” The Board of Directors recommends that stockholders vote in favor of the Name Change Proposal.

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Reasons for the Proposed Name Change

On July 29, 2021, the Company announced that its Board of Directors approved the pursuit of an initial public offering (IPO) of its Strong Entertainment business segment (“Strong Entertainment”) through the offering of securities of Ballantyne Strong’s newly-created, wholly-owned subsidiary, Strong Entertainment, Inc. The Board of Directors believes that changing our corporate name to FG Group Holdings Inc. better aligns with our future business plans. The Company also intends to change the ticker symbol for its NYSE American-listed common stock and has reserved with NYSE American the ticker symbol “FGH”.

Implementation of Proposed Name Change

By approving the Name Change Proposal, our stockholders will authorize the Board of Directors to amend and restate the Certificate of Incorporation to effectuate the name change. In particular, Article I of the amended and restated Certificate of Incorporation will read as follows:

“FIRST. The name of the Corporation is FG Group Holdings Inc.”

The proposed amendment and restatement, including the corporate name change, will become effective when the amended and restated Certificate of Incorporation is filed with and accepted by the Secretary of State of the State of Delaware. The corporate name change will not affect our corporate structure or any of our operations or businesses.

Our common stock currently trades on NYSE American under the symbol “BTN.” If the Name Change Proposal is approved and the corporate name change becomes effective, we will continue to be listed on NYSE American. We expect that our common stock will begin trading under the new NYSE American ticker symbol “FGH” at or around the time we effect our name change.

The above summary of the amended and restated Certificate of Incorporation is qualified in its entirety by reference to the full text thereof, which is attached as Appendix A to this proxy statement (additions are underlined and deletions are struck through).

Potential Effects of the Proposed Name Change

If the corporate name change becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The new corporate name will not affect the validity or transferability of any currently outstanding stock certificates, nor will it be necessary for stockholders with certificated shares to surrender any stock certificates they currently hold as a result of the name change. After the name change, all new stock certificates issued by the Company and all uncertificated shares held in direct registration accounts, including uncertificated common and preferred shares currently held in direct registration accounts, will bear the name FG Group Holdings Inc.

Upon the effectiveness of the corporate name change, the Board of Directors intends to approve an amendment to the Company’s By-Laws to change all references to “Ballantyne Strong, Inc.” in the By-Laws to “FG Group Holdings Inc.”

Stockholder approval of the amendment and restatement of our Certificate of Incorporation to change our corporate name is not required by our Certificate of Incorporation, By-laws or Delaware law. However, our Board of Directors is submitting the Name Change Proposal to the stockholders for ratification as a matter of good corporate governance. If the Name Change Proposal is not approved by stockholders, our Board of Directors, in its discretion, may take action to effect the name change in our Certificate of Incorporation and throughout other corporate documents if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

Notwithstanding approval of the Name Change Proposal by the stockholders, the Board of Directors reserves the right to, without further vote by our stockholders, abandon the proposed corporate name change at any time and not file the Fourth Amended and Restated Certificate of Incorporation if the Board of Directors concludes that such action would be in the best interest of the Company or our stockholders.

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Applicable Vote

Approval of the Name Change Proposal requires the affirmative vote of at least a majority of the voting power of the outstanding shares of common stock entitled to vote at the meeting. A stockholder may vote “FOR” or “AGAINST” approval or “ABSTAIN” from voting on the proposal. Proxies marked “ABSTAIN” will have the same effect as a vote “AGAINST” the approval of the Name Change Proposal. A broker, bank or other nominee who has not been furnished voting instructions from a beneficial owner will be authorized to vote on the Name Change Proposal as it is a “routine” matter under applicable rules. Therefore, no broker non-votes are expected in connection with this Proposal 5.

Our Board of Directors recommends a vote “FOR” approval of the Name Change Proposal.

STOCKHOLDER PROPOSALS

In accordance with the rules of the SEC, stockholders wishing to submit proposals for inclusion in the proxy statement for the 2022 Annual Meeting must submit their proposals to the Company on or before August 15, 2022, unless the date of the 2022 Annual Meeting is more than 30 days from the anniversary date of the Annual Meeting, in which case the proposals must be submitted a reasonable time before the Company begins to print and send its proxy materials. Such proposals should be sent by certified mail, return receipt requested, to the Company at 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209, Attention: Corporate Secretary. In addition to being submitted in a timely manner, stockholder proposals must comply with the other requirements of Rule 14a-8 under the Exchange Act in order to be included in the Proxy Statement for the 2021 Annual Meeting.

The Company’s Bylaws set forth certain procedures which stockholders must follow in order to nominate a director or present any other business, not submitted for inclusion in the proxy statement, at an annual stockholders’ meeting. Generally, a stockholder must give timely notice to the Corporate Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting (that is, for the 2022 Annual Meeting, no earlier than September 14, 2022, and no later than October 14, 2022. However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in the Bylaws) of the date of such meeting is first made. The Bylaws specify the information which must accompany such stockholder notice. Details of the provision of the Bylaws may be obtained by any stockholder from the Corporate Secretary of the Company. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

RELATED PERSON TRANSACTIONS

The Company’s Audit Committee Charter requires the Audit Committee to review policies and procedures regarding transactions between the Company and officers, directors and other related parties that are not a normal part of the Company’s business. There are no formal written policies or procedures used by Board of Directors or the Audit Committee to review, approve or ratify related party transactions. Rather, the Board of Directors or the Audit Committee reviews all related party transactions on a case by case basis for potential conflict of interest situations on an ongoing basis and uses its discretion in approving all such transactions. The Board of Directors or the Audit Committee will apply the standards of Item 404(a) of Regulation S-K when evaluating certain relationships and related transactions.

On an annual basis, the Company determines whether there are any related party transactions that need to be evaluated and approved by the Board of Directors or the Audit Committee based on the responses received from each director and executive officer based on an annual questionnaire completed by the director or executive officer. While there are no formal written policies or procedures used, the Board of Directors or the Audit Committee may consider the following factors in evaluating related party transactions:

●	the nature of the related person’s interest in the transaction;

●	the presence of standard prices, rates, charges or terms otherwise consistent with arms-length dealings with unrelated third parties;

●	the materiality of the transaction to each party;

●	the reasons for the Company entering into the transaction with the related person;

●	the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and

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●	any other factors the Board of Directors or the Audit Committee may deem relevant.

All of the arrangements discussed below were approved by the Audit Committee and/or the independent members of our Board of Directors.

Itasca Financial, LLC

Mr. Swets founded and serves as the managing member of Itasca Financial, which provided services related to the strategic direction of the Company. On May 19, 2020, the Company entered into a Financial and Consulting Services Agreement with Itasca Financial. During the year ended December 31, 2020, the Company paid $130,000 to Itasca Financial. The Company and Itasca Financial have agreed to terminate the Financial and Consulting Services Agreement, and the Company does not expect to make any additional payments pursuant to the agreement.

Indemnification Agreements

On September 1, 2020, the Company entered into indemnification agreements with each of its directors and executive officers. Under the terms of the indemnification agreements, subject to certain exceptions specified in the indemnification agreements, the Company will, among other things, indemnify its directors and executive officers to the fullest extent permitted by law in the event such director or executive officer becomes subject to or a participant in certain claims or proceedings as a result of his service as a director or officer. The Company will also, subject to certain exceptions and repayment conditions, advance to such director or executive officer specified indemnifiable expenses incurred in connection with such claims or proceedings.

The funds managed by Fundamental Global, including the funds that directly own shares of our common stock, have agreed to indemnify Fundamental Global and its principals, including Mr. Cerminara, or any other person designated by Fundamental Global, for claims arising from Mr. Cerminara’s service on our Board of Directors, provided that a fund’s indemnity obligations are secondary to any obligations we may have with respect to Mr. Cerminara’s service on our Board of Directors.

ADDITIONAL INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Ballantyne Strong believes that all persons subject to these reporting requirements filed the required reports on a timely basis during 2020.

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If you have any questions, require any assistance in voting your shares in the Company, need any additional copies of the Company’s proxy materials, or have any other questions, please call Alliance Advisors LLC, the Company’s proxy solicitor, at the toll-free telephone number included below.

Alliance Advisors LLC 200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003 Toll-free number: 844-876-6187

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BALLANTYNE STRONG, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 3, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 3, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D61675-P62548 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BALLANTYNE STRONG, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) D. Kyle Cerminara
02) William J. Gerber
03) Charles T. Lanktree
04) Michael C. Mitchell
05) Robert J. Roschman
06) Ndamukong Suh
07) Larry G. Swets, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. The undersigned has received the company's proxy statement and hereby revokes any other proxy or proxies previously given or executed, in any form, to vote or act with respect to the shares of Common Stock held by the undersigned at the 2021 Annual Meeting of Stockholders.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report with 10-K are available at www.proxyvote.com.

D61676-P62548

BALLANTYNE STRONG, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 6, 2021

The stockholder hereby appoints Mark D. Roberson and Todd R. Major, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of BALLANTYNE STRONG, INC. that the stockholder held as of record as of the close of business on October 13, 2021 and is entitled to vote at the Annual Meeting of Stockholders to be held at 5:00 PM, Eastern Time, on December 6, 2021, at the principal executive offices of Ballantyne Strong, Inc. located at 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side